Exhibit 10.4

EXECUTION VERSION

Trinity Funding 1, Llc,

Trinity Funding 2, Llc,

Trinity Funding 3, Llc,

Trinity Capital Fund Ii, L.P.,

And

Trinity Capital Fund Iii, L.P.,

As Borrowers

Trinity Management Iv, Llc

As Servicer

Wells Fargo Bank, National Association

As Back-Up Servicer

Credit Suisse Ag, New York Branch

As Agent

Servicing Agreement

Dated As Of January 8, 2020

This SERVICING AGREEMENT (this “Agreement”), dated as of January 8, 2020 (the “Effective Date”), is entered into by and between Trinity Management IV, LLC, a Delaware limited liability company (“Trinity Management”), as Servicer (in such capacity, the “Servicer”), Trinity Funding 1, LLC (“SPE 1 Borrower”), Trinity Funding 2, LLC (“SPE 2 Borrower”), Trinity Funding 3, LLC (“SPE 3 Borrower” and together with SPE 1 Borrower and SPE 2 Borrower, the “SPE Borrowers”), Trinity Capital Fund II, L.P. (“Fund II”) and Trinity Capital Fund III, L.P. (“Fund III” and together with Fund II, the “Funds”, and the Funds and the SPE Borrowers, each a “Borrower” and collectively, the “Borrowers”), Wells Fargo Bank, National Association (“Wells Fargo”), a national banking association, as back-up servicer (the “Back-Up Servicer”), and Credit Suisse AG, New York Branch, as agent (the “Agent” and together with the Servicer, the Borrowers, and the Back-Up Servicer, the “Parties,” and each, a “Party”).

RECITALS

WHEREAS, Fund II, Fund III and Fund IV own Assets and SPE Borrowers will, from time to time, own Assets (collectively, the “Pledged Assets”);

WHEREAS, the Borrowers are a party to that certain Credit Agreement, dated as of January 8, 2020 (the “Credit Agreement”) among the Borrowers, the Agent, the financial institutions from time to time parties thereto as lenders (the “Lenders”), the Funding Agents named therein and Wells Fargo Bank, National Association, as custodian (in such capacity, the “Custodian”) and as paying agent (in such capacity, the “Paying Agent”), providing for, among other things, the making of loans, advances and other financial accommodations to or for the benefit of the Borrowers, which will be secured by the all of the Borrowers’ assets, its rights and remedies under this Agreement and other assets;

WHEREAS, the Borrowers desire to engage the Servicer to service the Pledged Assets on the terms and subject to the conditions as more fully described in this Agreement for the benefit and account of the Borrowers, and the Servicer is willing to provide such services on such terms and conditions; and

WHEREAS, the Borrowers desire to engage the Back-Up Servicer to provide back-up servicing for the Pledged Assets as described herein and the Back-Up Servicer is willing to perform such services on the terms set forth herein.

NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereby agree as follows:

ARTICLE I

DEFINITIONS

Section 1.01.        Definitions. Capitalized terms used but not defined herein shall have the meanings specified in the Credit Agreement. The rules of construction set forth in Section 1.3 of the Credit Agreement shall apply to this Agreement and are hereby incorporated by reference into this Agreement as if set forth fully herein. Whenever used in this Agreement, the following words and phrases, unless the context otherwise requires, shall have the following meanings:

(a)        “Servicing Standard” means, with respect to any Pledged Assets and Related Property, to service and administer such Pledged Assets and Related Property with reasonable care and in a manner, and using a degree of skill and attention, consistent with the Servicer’s servicing of comparable senior loan agreements that it owns or services for itself or others, without regard to: (i) the Servicer’s right to receive compensation for its services hereunder or with respect to any particular transaction, or (ii) the ownership, servicing or management for others by the Servicer of any other loans, debt securities or property by the Servicer.

(b)        “Purchase Price” means with respect to a Pledged Asset that is a Loan, an amount equal to the outstanding principal balance of such Loan plus accrued interest, and with respect to a Pledged Asset that is a Lease, the Lease Principal Amount minus the amount of any security deposit.

ARTICLE II

SERVICING OF ASSETS

Section 2.01.        Appointment and Acceptance.

(a)        Trinity Management is hereby appointed as Servicer pursuant to this Agreement and pursuant to the other Transaction Documents under which the Servicer has any rights, duties or obligations. Trinity Management accepts such appointment and agrees to act as the Servicer pursuant to this Agreement and pursuant to the other Transaction Documents under which Trinity Management, as Servicer, has any rights, duties or obligations.

Section 2.02.        Duties of the Servicer .

(a)       The Servicer, as an independent contract servicer, shall service and administer the Assets and shall have full power and authority, acting alone, to do any and all things in connection with such servicing and administration which the Servicer may deem necessary or desirable and consistent with the terms of this Agreement, the Servicer’s Risk Policy and Procedures and the Servicing Standard and the Borrowers’ rights under the applicable Underlying Asset Documents. The parties hereto each acknowledge, and the Lenders are hereby deemed to acknowledge, that the Servicer, as Servicer under this Agreement, possesses only such rights with respect to the enforcement of rights and remedies of the Borrower with respect to the Pledged Assets and the Related Property.

(b)       Any Servicer may perform its duties directly or, consistent with the Servicing Standard, through agents, accountants, experts, attorneys, brokers, consultants or nominees selected with reasonable care by the Servicer. The Servicer shall remain fully responsible and fully liable for its duties and obligations hereunder and under any other Transaction Document notwithstanding any such delegation to a third party. Performance by any such third party of any of the duties of the Servicer hereunder or under any other Transaction Document shall be deemed to be performance thereof by the Servicer.

(c)       Modifications and Waivers Relating to Assets.

(i)       So long as it is consistent with the Servicer’s Risk Policy and Procedures and the Servicing Standard, the Servicer may agree to amend, waive, modify or vary any term of any Asset, if in the Servicer’s determination such amendment, waiver, modification or variance shall not be materially adverse to the interests of the Lenders.

(ii)        Except as expressly set forth in Section 2.02(c)(i), the Servicer may not execute any amendments, waivers, modifications or variances related to such Asset and any documents related thereto on behalf of the related Borrower.

(d)       The Servicer shall service and administer the Assets (including collection, foreclosure, foreclosed property and repossessed collateral) in accordance with the Underlying Asset Documents, the Servicer’s Risk Policy and Procedures and the Servicing Standard.

(e)       The initial Servicer shall monitor the performance of the Borrowers under the Transaction Documents. The initial Servicer shall prepare for execution by the Borrowers or shall cause the preparation by other appropriate Persons of all such documents, reports, filings, instruments, certificates and opinions as it shall be the duty of the Borrowers to prepare, file or deliver pursuant to the Transaction Documents.

(f)       In addition to the duties of the Servicer set forth in this Agreement or any of the other Transaction Documents, the initial Servicer shall perform or shall cause to be performed such calculations and shall prepare for execution by the Borrower or shall cause the preparation by other appropriate Persons of all such documents, reports, filings, instruments, certificates and opinions as it shall be the duty of the Borrower to prepare, file or deliver pursuant to state and federal tax and securities laws. In accordance with the written directions of the Borrowers, the initial Servicer, in accordance with the Servicing Standard, shall administer or supervise the performance of, and use commercially reasonable efforts to perform, such other activities in connection with the Borrowers as are not covered by any of the foregoing provisions and as are expressly requested by the Borrowers and as are reasonably within the capability of the Servicer. The Servicer is hereby authorized to execute documents, instruments and certificates on behalf of any Borrowers to the extent permitted by their respective limited liability company agreements or limited partnership agreements, as the case may be.

(g)       Notwithstanding anything in this Agreement or any of the other Transaction Documents to the contrary, the initial Servicer shall be responsible for promptly (upon a Responsible Officer of the Servicer having actual knowledge thereof) notifying the Agent in the event that any withholding tax is imposed on the Borrowers’ payments (or allocations of income) to a Lender. Any such notice shall be in writing and specify the amount of any withholding tax required to be withheld by the Paying Agent pursuant to such provision.

(h)       All tax returns required to be signed by the Borrowers, if any, may be signed by the initial Servicer on behalf of the Borrowers if permitted under applicable Law and otherwise requested in writing by the Borrowers.

(i)       The Servicer shall maintain appropriate books of account and records relating to services performed under this Agreement, which books of account and records shall be reasonably accessible for inspection by the Agent at any time during the Servicer’s normal business hours upon not less than three (3) Business Days’ prior written notice.

(j)       Without the prior written consent of the Agent (acting at the direction of the Majority Lenders), the Servicer shall not agree or consent to, or otherwise permit to occur, any amendment, modification, change, supplement or rescission of or to the Servicer’s Risk Policy and Procedures, in whole or in part, in any manner that could reasonably be expected to have a material adverse effect on the Assets or the Lenders’ interest therein. The initial Servicer shall provide written notice of any change to the Servicing Standard and any material changes to the Servicer’s Risk Policy and Procedures to the Agent and the Back-Up Servicer.

(k)       The initial Servicer shall keep in full force and effect its existence, rights and franchise as a Delaware limited liability company, and the Servicer shall obtain and preserve its qualification to do business as a foreign limited liability company in each jurisdiction in which such qualification is or shall be necessary to protect the validity and enforceability of this Agreement and of any of the Assets and to perform its duties under this Agreement, in each case except where failure to do so would not reasonably be expected to result in a Material Adverse Effect.

(l)       The Servicer shall not be responsible for any taxes payable by the Borrowers or any Servicer Fees payable to any Successor Servicer.

(m)      All payments received on Assets by the Servicer shall be applied by the Servicer to amounts due by each Obligor in accordance with the provisions of the related Underlying Asset Documents or, if to be applied at the discretion of the Servicer, then consistent with the Servicer’s Risk Policy and Procedures and the Servicing Standard.

(n)       [Reserved.]

(o)       The initial Servicer shall maintain the Servicing Files at the principal place of business of the Servicer at the address set forth in Section 13.02 hereof in accordance with the Servicing Standard.

(p)       Each Borrower and the Agent each hereby irrevocably (except as provided below) appoint the Servicer its respective true and lawful agent and attorney-in-fact (with full power of substitution) in its name, place and stead and at the Borrowers’ expense, in connection with the performance of the Servicer’s duties provided for in this Agreement and in the other Transaction Documents, including the following powers: (i) to give any necessary receipts or acquittance for amounts collected or received on or with respect to the Assets and the Related Property, (ii) to make all necessary transfers of the Assets, and/or of the Related Property, as applicable, in accordance herewith and therewith, (iii) to execute (under hand, under seal or as a deed) and deliver all necessary or appropriate bills of sale, assignments, agreements and other instruments and endorsements in connection with any such transfer, and (iv) to execute (under hand, under seal or as a deed) any votes, consents, directions, releases, amendments, waivers, satisfactions and cancellations, agreements, instruments, orders or other documents or certificates in connection with or pursuant to this Agreement or the other Transaction Documents relating thereto or to the duties of the Servicer hereunder or thereunder, each Borrower and the Agent hereby ratifying and confirming all that such attorney-in-fact (or any substitute) shall lawfully do under this power of attorney and in accordance with this Agreement and the other Transaction Documents as applicable thereto. Nevertheless, if so requested by the Servicer, the Borrowers and the Agent or any thereof, as requested, shall ratify and confirm any such act by executing and delivering to the Servicer or as directed by the Servicer all proper bills of sale, assignments, releases, endorsements and other certificates, instruments and documents of whatever nature as may reasonably be designated in any such request. This power of attorney shall, however, expire, and the Servicer and any substitute agent or attorney-in-fact appointed by the Servicer pursuant hereto shall cease to have any power to act as the agent or attorney-in-fact of each Borrower or of the Agent upon termination of this Agreement or upon the occurrence of a Servicer Transfer to a Successor Servicer from and after which such Successor Servicer shall be deemed to have the rights of the Servicer pursuant to this clause (p).

(q)       The Servicer shall execute and file such financing statements and cause to be executed and filed such continuation statements, all in such manner and in such places as may be required by law to perfect, or as the Borrower or the Agent may reasonably request (in writing) fully to preserve, maintain and protect, the interest of the Borrowers, the Lenders and the Agent in the Assets and in the proceeds thereof. The Servicer shall deliver (or cause to be delivered) to the Agent file-stamped copies of, or filing receipts for, any document filed as provided above, promptly after such copies or receipts become available, and are received by the Servicer, following such filing.

(r)       The initial Servicer shall provide the Back-Up Servicer with a contact list of Obligors containing information used in servicing or collecting on the Assets in the form attached as Exhibit A hereto (the “Obligor Contact List”) and shall provide an updated Obligor Contact List to the Back-Up Servicer promptly after any known changes thereto.

(s)       Notwithstanding any other provision of this Agreement, if any material conflict or material inconsistency exists among the Underlying Asset Documents, the Servicer’s Risk Policy and Procedures and the Servicing Standard, the provisions of the Underlying Asset Documents shall control (solely with respect to the related Asset).

(t)       Prior to the occurrence of the BDC Event, the initial Servicer shall, upon receipt of notice from the Agent that an Asset is a Defective Asset, purchase such Defective Asset within ten (10) Business Days and remit the related Purchase Price into the related Collection Account. Any (i) payment by Fund II or Fund III of Liquidated Damages with respect to a Defective Asset, (ii) payment by a Depositor of the Repurchase Price with respect to a Defective Asset or (iii) substitution by Fund II, Fund III or Fund IV of one or more Eligible Assets and payment of any related Substitution Shortfall Amount with respect to a Defective Asset, will relieve the obligation of the initial Servicer with respect to the same Defective Asset.

(u)       In the event a Termination Notice is delivered pursuant to Section 5.02(a) and the Back-Up Servicer assumes the role of the Servicer within the applicable time period specified therein, the Back-Up Servicer shall be responsible for the Servicer’s duties in this Agreement as if it were the Servicer, provided that the Back-Up Servicer shall not be liable for the Servicer’s breach of its obligations.

(v)       [Reserved.]

(w)       The Back-Up Servicer is entitled to conduct periodic on-site visits not more than once every 12 months to meet with appropriate operations personnel to discuss any changes in processes and procedures that have occurred since the last visit. Each on-site visit shall be at the cost of Trinity Management.

(x)       The Servicer shall promptly notify the Back-Up Servicer in writing of any material changes which the Servicer makes to its servicing systems and provide reasonable detail with respect thereto to the Back-Up Servicer as the Back-Up Servicer may reasonably require.

(y)       The Servicer undertakes to perform such duties and only such duties as are specifically set forth in this Agreement and the other Transaction Documents to which it is a party, and no implied covenants or obligations shall be read into this Agreement against the Servicer.

Section 2.03.       Liquidation of Assets.

(a)       In the event that any payment due under any Asset and not postponed pursuant to Section 2.02 is not paid when the same becomes due and payable, or in the event the related Obligor fails to perform any other covenant or obligation under the Loan or Lease which results in an event of default thereunder, the Servicer in accordance with the Underlying Asset Documents, the Servicer’s Risk Policy and Procedures and the Servicing Standard shall take such action as the Servicer shall deem to be in the best interests of the Borrowers (with the primary goal of maximizing the amount of recoveries), which action may include amending or modifying such Asset in accordance with Section 2.02(c).

(b)       The Servicer, consistent with the Servicer’s Risk Policy and Procedures and the Servicing Standard, may accelerate all payments due under any Asset to the extent permitted by the Underlying Asset Documents and foreclose upon at a public or private sale or otherwise comparably effect the ownership of Related Property relating to defaulted loans or leases for which the related Asset is still outstanding and as to which the Servicer determines that no satisfactory arrangements may reasonably be made for collection of delinquent payments nor amendment or modification (that obviates the then-current need for such acceleration) is made in accordance with Section 2.02(c). Subject to applicable Law, the Servicer shall act, or shall engage an experienced Person qualified to act, as sales and processing agent for the Related Property that is foreclosed upon. In connection with such foreclosure or other conversion and any other liquidation action or enforcement of remedies, the Servicer shall exercise collection and foreclosure procedures in accordance with the Servicer’s Risk Policy and Procedures and the Servicing Standard. Any sale of the Related Property is to be evidenced by a certificate of a Responsible Officer of the Servicer delivered to the Agent setting forth the Asset, the Related Property, the sale price of the Related Property and certifying that such sale price is the fair market value of such Related Property. In any case in which any such Related Property has suffered damage, the Servicer shall not expend funds in connection with any repair or toward the repossession of such Related Property unless it reasonably determines that such repair and/or repossession will increase the Liquidation Proceeds by an amount greater than the amount of such expenses.

(c)       No later than two (2) Business Days following its receipt thereof as cleared funds, the Servicer shall remit to the related Collection Account, the Liquidation Proceeds and any Insurance Proceeds received in connection with the sale or disposition of Related Property relating to a Defaulted Asset.

(d)       After an Asset has been liquidated, the Servicer shall promptly prepare, and forward to the Agent, a report (the “Liquidation Report”) in the form attached hereto as Exhibit B, detailing the Liquidation Proceeds received from such Asset, the expenses incurred and to be reimbursed to the Servicer with respect thereto, and any loss incurred in connection therewith.

Section 2.04.       Collection of Certain Payments.

(a)       The Servicer shall make reasonable efforts, consistent with the Servicer’s Risk Policy and Procedures and the Servicing Standard, to collect all payments required under the terms and provisions of the Assets. Consistent with the foregoing and the Servicer’s Risk Policy and Procedures and the Servicing Standard, the Servicer may in its discretion waive or permit to be waived any fee or charge which the Servicer would be entitled to retain hereunder as servicing compensation and extend the due date for payments due on an Asset as provided in Section 2.02(c).

(b)       Except as otherwise permitted under this Agreement, the Servicer agrees not to make, or consent to, any change, in the direction of, or instructions with respect to, any payments to be made by an Obligor in any manner that would diminish, impair, delay or otherwise adversely affect the timing or receipt of such payments without the prior written consent of the Agent (and with the consent or at the direction of the Majority Lenders).

Section 2.05.       Access to Certain Documentation and Information Regarding the Assets.

The Servicer shall provide to the Agent, any Lender, any bank, thrift or insurance company regulatory authority and the supervisory agents and examiners of any regulated Lender, access to the documentation regarding the Assets required by applicable local, state and federal regulations, such access being afforded without charge but only upon not less than three (3) Business Days’ prior written request by the Agent or any such regulated Lender and during normal business hours at the offices of the Servicer designated by it and in a manner that does not unreasonably interfere with the Servicer’s normal operations or customer or employee relations. The Agent, such Lender and the representative of any such regulatory authority designated by the related Lender to view such information shall and shall cause their representatives to hold in confidence all such information except to the extent disclosure may be required by law (and all reasonable applications for confidential treatment are unavailing). The Servicer may request that any such Person not a party hereto enter into a confidentiality agreement reasonably acceptable to the Servicer prior to permitting such Person to view such information.

Section 2.06.       Management and Disposition of Foreclosed Property.

(a)       In the event that title to Related Property is acquired by the Servicer hereunder in foreclosure or by deed in lieu of foreclosure or by other legal process (such Related Property, “Repossessed Property”), the deed, certificate of sale, or Repossessed Property may be taken in the name of any Borrower.

(b)       The Servicer, subject to the provisions of this Article II, shall manage, conserve, protect and operate each such Repossessed Property for the related Borrower, solely for the purpose of its prompt disposition and sale. The Servicer shall, either itself or through an agent selected by the Servicer, manage, conserve, protect and operate the Repossessed Property in a manner consistent with the Servicer’s Risk Policy and Procedures and the Servicing Standard. The Servicer shall attempt to sell the same (and may temporarily rent the same) on such terms and conditions as the Servicer deems to be in the best interest of the related Borrower.

(c)       The Servicer shall cause to be deposited into the related Lockbox Account, the related Collection Account or the Distribution Account, no later than two (2) Business Days after the receipt thereof as cleared funds, all revenues received with respect to the conservation and disposition of the related Repossessed Property net of any expenses associated with liquidation.

(d)       The Servicer shall deposit into the related Collection Account the net cash proceeds (received as cleared funds) from the sale of any Repossessed Property to be distributed in accordance with the Priority of Payments.

Section 2.07.       Servicing Compensation.

(a)       The Borrowers will compensate the Servicer for the services rendered hereunder by paying the Servicer a fee (the “Servicer Fee”) on each Payment Date (in accordance with and subject to the Priority of Payments) equal to the product of (i) one-twelfth of 1.00% and (ii) the aggregate Outstanding Asset Amount of all Pledged Assets as of the first day of the related Collection Period.

ARTICLE III

SERVICER REPORTING

Section 3.01.       Monthly Servicer Report. No later than two Business Days before each Payment Date, the Servicer shall deliver to the Borrowers, the Agent, the Paying Agent, and the Back-Up Servicer, a report (the “Monthly Servicer Report”) substantially in the form of Exhibit C hereto. The Monthly Servicer Report shall be completed with the information specified therein for the related Collection Period and shall contain such other information as may be reasonably requested by the Borrowers or the Agent in writing at least five Business Days prior to date on which the related Monthly Servicer Report is due. Each such Monthly Servicer Report shall be accompanied by an Officer's Certificate of the Servicer in the form of Exhibit D hereto, certifying the accuracy of the computations reflected in such Monthly Servicer Report. Concurrently with the delivery of the Monthly Servicer Report, the Servicer shall deliver to the Agent the Monthly Data Tape delivered to the Back-Up Servicer in accordance with Section 4.06(a). Upon the Back- Up Servicer’s reasonable request, the Servicer will provide contract level data and such other information so requested to the Back-Up Servicer.

Section 3.02.       Financial Statements..

(a)       Within one hundred fifty (150) days after the close of each fiscal year (beginning with the fiscal year ending December 31, 2019), the initial Servicer (so long as it remains the Servicer hereunder) shall deliver to the Borrowers and the Agent, for delivery to each Lender, the unqualified audited financial statements for such fiscal year that include the consolidated balance sheet of the initial Servicer and its consolidated subsidiaries as of the end of such fiscal year, the related consolidated statements of income, of stockholders’ equity and of cash flows for such fiscal year, in each case, setting forth comparative figures for the preceding fiscal year, and in each case prepared in accordance with GAAP and audited by a Nationally Recognized Accounting Firm selected by such Servicer; and

(b)       Within forty-five (45) days after the end of each of its first three fiscal quarters, the initial Servicer (so long as it remains the Servicer hereunder) shall deliver to the Borrowers and the Agent, for delivery to each Lender, the unaudited consolidated balance sheets and income statements for such fiscal quarter on a year-to-date basis for the initial Servicer and its consolidated subsidiaries.

Section 3.03.       Certification as to Compliance. The Servicer shall deliver to the Agent, the Borrowers and the Back-Up Servicer, on or before May 31 (or 150 days after the end of the Servicer's fiscal year, if other than December 31) of each year, beginning on May 31, 2020, an Officer's Certificate signed by any Responsible Officer of the Servicer, for the period ending December 31 (or other applicable date) of the applicable year, stating that (i) a review of the activities of the Servicer during the preceding 12-month period (or such other period as shall have elapsed from the Closing Date to the period end-date of the first such certificate) and of its performance under this Agreement has been made under such officer's supervision, and (ii) to the best of such officer's knowledge, based on such review, the Servicer has fulfilled all its obligations under this Agreement throughout such period, or, if there has been a default in the fulfillment of any such obligation, specifying each such default known to such officer and the nature and status thereof.

Section 3.04.       Annual Accountant’s Reports. The initial Servicer (so long as it remains the Servicer hereunder) shall cause a Nationally Recognized Accounting Firm to deliver to the Agent, on or before September 30 of each year, beginning on September 30, 2020 with respect to the twelve month period from July 1 of the immediately preceding year to June 30 of the applicable year (or such other period as shall have elapsed from the Closing Date to the period end-date of such certificate), one or more reports, which may be prepared by separate Nationally Recognized Accounting Firms (collectively, the "Accountant's Report") addressed to the board of directors of the initial Servicer, to the effect that such firm (a) has performed tests to verify the operation and maintenance standards (in respect of billing and collection of host customer payments) used by the initial Servicer with respect to eligible assets serviced for others were the same as the operation and maintenance standards used with respect to the Pledged Assets; (b) has examined the delinquency and loss statistics relating to the Borrowers’ portfolio of eligible assets; and (c) except as described in the Accountant’s Report, has found no exceptions or errors in the records relating to the Pledged Assets that, in the firm’s opinion, generally accepted auditing standards requires such firm to report. The Accountants' Report shall further state that: (i) a review in accordance with agreed upon procedures was made of one randomly selected Monthly Servicer Report; (ii) except as disclosed in the Accountants' Report, no exceptions or errors in the Monthly Servicer Report so examined were found; and (iii) the delinquency and loss information relating to the Pledged Assets contained in the Monthly Servicer Reports were found to be accurate. The Accountant's Report shall also indicate that the firm is independent of the Borrowers and the initial Servicer within the meaning of the Code of Professional Ethics of the American Institute of Certified Public Accountants.

ARTICLE IV

THE BACK-UP SERVICER

Section 4.01.       Appointment of the Back-Up Servicer. Subject to the terms and conditions herein, the Borrowers hereby appoint Wells Fargo as Back-Up Servicer pursuant to this Agreement and pursuant to the other Transaction Documents under which the Back-Up Servicer has any rights, duties or obligations. Wells Fargo hereby accepts such appointment and agrees to act as the Back-Up Servicer pursuant to this Agreement and pursuant to the other Transaction Documents under which Wells Fargo, as Back-Up Servicer, has any rights, duties or obligations. The Back- Up Servicer shall perform all of its duties hereunder in accordance with the express terms of this Agreement.

Section 4.02.       Resignation; Termination of the Back-Up Servicer.

(a)       Wells Fargo, as the initial Back-Up Servicer or as the Successor Servicer, may resign at any time by giving (i) at least sixty (60) days prior written notice thereof to the other parties hereto in the case of the initial Back-Up Servicer and (ii) at least ninety (90) days prior written notice thereof to the other parties hereto in the case of the Successor Servicer; provided, that no resignation shall become effective until a replacement Back-Up Servicer or Successor Servicer, as applicable, has been appointed by the Agent with the consent or at the direction of the Majority Lenders (or as otherwise appointed pursuant to the last paragraph of Section 4.02).

(b)       The Agent, acting at the written direction of the Majority Lenders, may remove the Back-Up Servicer immediately upon written notice of termination to the Back-Up Servicer (with a copy to each of the Borrowers and the Servicer) if any of the following events shall occur:

(i)       The Back-Up Servicer shall default in any material respect in the performance of any of its duties under this Agreement which failure continues unremedied for a period of fifteen (15) days after the receipt by the Back-Up Servicer of written notice thereof specifying with reasonable detail the default;

(ii)       a court having jurisdiction in the premises shall enter a decree or order for relief, and such decree or order shall not have been vacated within 60 days, in respect of the Back-Up Servicer in any involuntary insolvency proceeding, or appoint receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official for the Back-Up Servicer or any substantial part of its property or order the winding-up or liquidation of its affairs;

(iii)       the Back-Up Servicer shall commence a voluntary insolvency proceeding, shall consent to the entry of an order for relief in an involuntary insolvency proceeding, or shall consent to the appointment of a receiver, liquidator, assignee, trustee, custodian, sequestrator or similar official for the Back-Up Servicer or any substantial part of its property, shall consent to the taking of possession by any such official of any substantial part of its property, shall make any general assignment for the benefit of creditors or shall fail generally to pay its debts as they become due; or

(iv)       in their sole discretion, the Majority Lenders determine that the Back-Up Servicer should be replaced.

No resignation or removal of the Back-Up Servicer pursuant to this Section 4.02 shall be effective until (x) a successor Back-Up Servicer shall have been appointed (A) by the Agent (acting at the direction of the Majority Lenders) if an Event of Default shall have occurred and be continuing, (B) by the Borrowers with the consent of the Agent (acting at the direction of the Majority Lenders), so long as no Event of Default shall have occurred and be continuing or (C) by the exiting Back-Up Servicer with the consent of the Agent (acting at the direction of the Majority Lenders) and, so long as no Event of Default shall have occurred and be continuing, the Borrowers (in each case, such consent not to be unreasonably withheld or delayed), and (y) such successor Back-Up Servicer shall have agreed in writing to be bound by the terms of this Agreement in the same manner as the Back-Up Servicer is bound hereunder or as otherwise approved by the Majority Lenders (such approval not to be unreasonably withheld or delayed). A copy of any such appointment and the agreement executed by such successor Back-Up Servicer shall be promptly sent to the Borrowers and the Agent. In the event that a successor Back-Up Servicer has not accepted its appointment to replace the outgoing Back-Up Servicer within sixty (60) days of such removal or resignation, the Back-Up Servicer may petition a court of competent jurisdiction to choose a successor Back-Up Servicer, and all reasonable and documented out-of-pocket fees, costs and expenses (including, without limitation, reasonable attorneys’ fees) incurred in connection with such petition shall be paid by the Borrowers in accordance with the Priority of Payments.

(c)       In the event that Wells Fargo as the initial Back-Up Servicer is terminated for any reason, or fails or is unable to act as Back-Up Servicer, the Agent may enter into a back- up servicing agreement with a back-up servicer with the consent or at the direction of the Majority Lenders and with the consent of the Borrowers, and on such terms and conditions as are provided herein as to the Back-Up Servicer. In the event that Wells Fargo as the Successor Servicer is terminated for any reason, or fails or is unable to act as Successor Servicer, the Agent may appoint a successor servicer to act under this Agreement with the consent or at the direction of the Majority Lenders, and on such terms and conditions as are provided herein as to the Successor Servicer.

Section 4.03.       Back-Up Servicer Limitation of Liability.

(a)       The Back-Up Servicer has no liability or obligation with respect to any representation and warranties of, breaches and defaults by, or indemnification obligations of, any prior servicer including the initial Servicer.

(b)       The Back-Up Servicer shall not be required to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties as Back-Up Servicer or Successor Servicer or in the exercise of any of its rights and powers, if, in its reasonable judgment, the Back-Up Servicer believes that repayment of such funds or adequate security or indemnity against such risk or liability is not assured to it.

(c)       Other than as specifically set forth elsewhere in this Agreement, the Back- Up Servicer shall have no obligation to supervise, verify, monitor, or administer the performance of the Servicer, and shall have no liability for any action taken or omitted by the Servicer.

Section 4.04.       Back-Up Servicer Fees and Transition Expenses. Prior to the Assumption Date, in accordance with and subject to the Priority of Payments, on each Payment Date, the Borrowers shall pay to the Back-Up Servicer a fee in the amount of Back-Up Servicing Fee. In connection with a transfer of the servicing to the Back-Up Servicer, the Back-Up Servicer, as Successor Servicer, shall be entitled to payment for transition expenses incurred in connection with its transition to acting as Successor Servicer in accordance with the priorities and limits set forth in Sections 2.7(C) of the Credit Agreement.

Section 4.05.       Right of Access. Subject to Section 2.02(w), the Servicer shall (a) provide to the Back-Up Servicer and its duly authorized representatives access to any and all documentation regarding the Pledged Assets that the Servicer may possess, and (b) make its officers and employees available to such parties for purposes of discussing the Pledged Assets and the Servicer’s performance of its obligations under and compliance with the Transaction Documents, such access being afforded without charge but only upon reasonable request and during normal business hours so as not to interfere unreasonably with the Servicer’s normal operations or customer or employee relations.

Section 4.06.       Duties Prior to Servicer Termination Event. Subject to the terms, conditions and limitations set forth in this Agreement, the duties of the Back-Up Servicer prior to a Servicer Termination Event shall be limited to the following services on behalf of the Borrower and the Agent for the benefit of the Lenders:

(a)       Monthly Data Tape. Concurrently with the delivery of the Monthly Servicer Report pursuant to Section 3.01, the Servicer shall deliver to the Back-Up Servicer, and the Back-Up Servicer shall accept delivery of, a monthly data tape containing the information set forth in Exhibit E hereto (the “Monthly Data Tape”). Upon receipt of each Monthly Data Tape, the Back-Up Servicer shall promptly open such Monthly Data Tape to determine that the Monthly Data Tape is in readable form. The Back-Up Servicer shall not be responsible in any manner for the accuracy or completeness or integrity of the information contained in any Monthly Data Tape.

(b)       Monthly Servicer Report. In accordance with Section 3.01, the Servicer shall deliver to the Back-Up Servicer, and the Back-Up Servicer shall accept delivery of, the Monthly Servicer Report.

(c)       Record of Payments. The Back-Up Servicer shall maintain copies of all Monthly Servicer Reports delivered to it and Obligor Contact Lists delivered to it.

(d)       Access to Certain Documentation and Information Regarding the Pledged Assets. The Back-Up Servicer shall permit the Agent or its duly authorized representatives or independent contractors, upon reasonable advance notice to the Borrowers and the Back-Up Servicer, (i) access to documentation that the Back-Up Servicer may possess regarding the Pledged Assets, (ii) to visit the Back-Up Servicer and to discuss its affairs, finances and accounts (as they relate to its obligations under this Agreement and the other Transaction Documents) with the Back-Up Servicer, its officers, and independent accountants (subject to such accountants’ customary policies and procedures), and (iii) to examine the books of account and records of the Back-Up Servicer as they relate to the Pledged Assets, to make copies thereof or extracts therefrom, in each case, at such reasonable times and during regular business hours of the Back-Up Servicer. The Agent shall and shall cause their representatives or independent contractors to use commercially reasonable efforts to avoid interruption of the normal business operations of the Back-Up Servicer. Notwithstanding anything to the contrary in this Section 4.06, the Back-Up Servicer will not be required to disclose, permit the inspection, examination or making copies or abstracts of, or discussion of, any document, information or other matter (x) that constitutes non-financial trade secrets or non-financial proprietary information, (y) in respect of which disclosure to the Agent or any Lender (or their respective representatives or contractors) is prohibited by law or any binding confidentiality agreement, or (z) that is subject to attorney-client or similar privilege or constitutes attorney work product. Prior to the occurrence of an Event of Default, the Agent and/or its designated agent may not more than one (1) time during any given twelve (12) month period (at the expense of the Borrowers, with respect to any reasonable out-of- pocket expenses), upon reasonable notice, perform a review pursuant to this Section 4.06, the scope of which shall be determined by the Agent.

ARTICLE V

SERVICER TERMINATION EVENTS AND SERVICER TRANSFER

Section 5.01.       Servicer Termination Event. Any of the following acts or occurrences shall constitute a “Servicer Termination Event”:

(a)       any failure by the Servicer to deposit into any Lockbox Account, any Collection Account or the Distribution Account, any amount, proceeds or payment required to be so deposited or delivered therein by the Servicer, to the extent required under this Agreement or within the time frames set forth herein or in the Credit Agreement, as applicable, and such failure continues unremedied for three Business Days after such deposit, delivery or payment is required to be made by the Servicer, it being understood that the Servicer shall not be responsible for the failure of any Borrower or the Agent to deposit funds that were received by any Borrower or the Agent from or on behalf of the Servicer in accordance with this Agreement or the other Transaction Documents;

(b)       failure by the Servicer to deliver to the Agent the Monthly Servicer Report within three Business Days after the date such Monthly Servicer Report is required hereunder to be delivered by the Servicer;

(c)       failure by the Servicer to duly observe or perform in any material respect any other covenants or agreements of the Servicer set forth in this Agreement or any other Transaction Document, which failure results in a material adverse effect on the Lenders and which failure continues unremedied for a period of 30 days, after the earlier of (i) the date on which written notice of such failure, requiring the same to be remedied, shall have been given to the Servicer by the Agent or the Borrowers and (ii) discovery of such failure by a Responsible Officer of the Servicer;

(d)       the entry of a decree or order for relief by a court or regulatory authority having jurisdiction over the Servicer (or any other Affiliate of the Servicer if the Servicer’s ability to service the Pledged Assets is materially and adversely affected thereby) in an involuntary case under the Federal bankruptcy laws, as now or hereafter in effect, or another present or future, Federal or State, bankruptcy, insolvency or similar law, or appointing a receiver, liquidator, assignee, trustee, custodian, sequestrator or other similar official of the Servicer (or any other Affiliate of the Servicer if the Servicer ‘s ability to service the Pledged Assets is materially and adversely affected thereby) of all or of any substantial part of their respective properties or ordering the winding up or liquidation of the affairs of the Servicer (or any other Affiliate of the Servicer if the Servicer’s ability to service the Pledged Assets is materially and adversely affected thereby) and the continuance of any such decree or order unstayed and in effect for a period of 60 consecutive days or the commencement of an involuntary case under the Federal bankruptcy laws, as now or hereinafter in effect, or another present or future Federal or State bankruptcy, insolvency or similar law and such case is not dismissed within 60 days;

(e)       (i) the commencement by the Servicer (or any other Affiliate of the Servicer if the Servicer’s ability to service the Pledged Assets is materially and adversely affected thereby) of a voluntary case under the Federal bankruptcy laws, as now or hereafter in effect, or any other present or future, Federal or State, bankruptcy, insolvency or similar law, or (ii) the consent by the Servicer (or any other Affiliate of the Servicer, if applicable) to the appointment of or taking possession by a receiver, liquidator, assignee, trustee, custodian, sequestrator or other similar official of the Servicer (or any other Affiliate of the Servicer if the Servicer’s ability to service the Pledged Assets is materially and adversely affected thereby) of all or of any substantial part of its property, or (iii) the making by the Servicer (or any other Affiliate of the Servicer if the Servicer’s ability to service the Pledged Assets is materially and adversely affected thereby) of an assignment for the benefit of creditors, or (iv) the admission by the Servicer (or any other Affiliate of the Servicer if the Servicer’s ability to service the Pledged Assets is materially and adversely affected thereby) in writing of its inability generally to pay its debts as such debts become due;

(f)       any representation, warranty or statement of the Servicer made in any Transaction Document to which it is party, or any certificate, report or other writing delivered pursuant thereto, shall prove to be incorrect in any material respect as of the time when the same shall have been made resulting in a material adverse effect on the Lenders, and the incorrectness of such representation, warranty or statement has a material adverse effect on the Pledged Assets or the Lenders and, within 30 days after written notice thereof shall have been given to the Servicer by the Agent or the Borrowers, the circumstances or condition in respect of which such representation, warranty or statement was incorrect shall not have been eliminated or otherwise cured;

(g)       the occurrence of an Event of Default;

(h)       prior to the occurrence of the BDC Event, the failure to remit the related Purchase Price with respect to a Defective Asset (so long as neither of Fund II or Fund III has paid Liquidated Damages, and Fund IV has not paid the Repurchase Price, with respect to such Defective Asset) on or prior to the last date by which such remittance is required by Section 2.02(t); and

(i)       the failure of the Servicer to be in compliance with Financial Covenants.

Section 5.02.       Servicer Transfer.

(a)       If a Servicer Termination Event has occurred and is continuing, the Agent or any Borrower may, or upon direction from the Majority Lenders shall, terminate all of the rights and obligations of the Servicer hereunder by notice to the Servicer (a “Termination Notice”), whereupon the Back-Up Servicer shall succeed to all of the Servicer’s management, administrative, servicing, custodial and collection functions as Servicer hereunder (except to the extent otherwise set forth herein) within 90 days of receiving a Termination Notice. Following the Back-Up Servicer’s succession as Servicer, the Back-Up Servicer will become the Successor Servicer (the “Assumption Date”). For the avoidance of doubt, the Servicer shall be obligated to continue to perform all of the obligations of the Servicer under the Transaction Documents until the Assumption Date.

(b)       If the Back-Up Servicer is unable to assume the role of the Servicer within the applicable time period after a Termination Notice is delivered pursuant to Section 5.02(a), the Agent may appoint a successor servicer with assets of at least $50,000,000 and whose regular business includes the servicing of assets similar to the Assets. Such proposed successor servicer shall become the Successor Servicer once it assumes the Servicer’s responsibilities and obligations in accordance with Section 5.03. If such proposed successor servicer is unable to assume the responsibilities and obligations of the Servicer, the Agent shall propose an alternative nationally recognized loan servicing institution to serve as the Successor Servicer. Such other proposed successor servicer shall become the Successor Servicer once it assumes the Servicer’s responsibilities and obligations in accordance with Section 5.03. If no Successor Servicer has been appointed and approved following the above procedures within 60 days of the delivery of a Termination Notice or notice of resignation by the Servicer, then any of the Borrowers, the Agent, removed or resigning Servicer or any Lender may petition any court of competent jurisdiction for the appointment of a Successor Servicer, which appointment shall not require the consent of, nor be subject to the approval of any Borrower, the Agent or any Lender.

(c)       On the date that any Successor Servicer shall have been appointed and accepted such appointment pursuant to Section 5.03 (such appointment being herein called a “Servicer Transfer”), all rights, benefits, fees, indemnities, authority and power of the Servicer under this Agreement, whether with respect to the Pledged Assets, the Custodian Files or otherwise, shall pass to and be vested in such successor servicer (the “Successor Servicer”) pursuant to and under this Section 5.02; and, without limitation, the Successor Servicer is authorized and empowered to execute and deliver on behalf of the Servicer, as attorney-in-fact or otherwise, any and all documents and other instruments, and to do any and all acts or things necessary or appropriate to effect the purposes of such Service Transfer. The Servicer agrees to cooperate with the Successor Servicer in effecting the termination of the responsibilities and rights of the Servicer hereunder, including, without limitation, the transfer to the Successor Servicer for administration by it of all cash amounts received as cleared funds which shall at the time be held by the Servicer for deposit, or have been deposited by the Servicer, into any Lockbox Account, any Collection Account, the Distribution Account, the Reserve Account or the Hedge Reserve Account, or thereafter received with respect to the Pledged Assets and Related Property. The Servicer shall transfer to the Successor Servicer (i) all records held by the Servicer relating to the Assets and Related Property in such electronic form as the Successor Servicer may reasonably request and (ii) any Custodian Files in the Servicer’s possession. In addition, the Servicer shall, upon reasonable notice and during normal business hours, permit access to its premises (including all computer records and programs comprising the records relating to the Assets and Related Property) to the Successor Servicer or its designee solely to confirm the transfer of all such records referred to in the previous sentence, and the Borrowers shall cause the reasonable transition expenses of the Successor Servicer to be paid in accordance with the Priority of Payments. Upon a Servicer Transfer, the Successor Servicer shall also be entitled to receive the Servicer Fee thereafter payable for performing the obligations of the Servicer and any additional amounts payable to the Servicer hereunder. Any indemnities provided in this Agreement or the other Transaction Documents in favor of the Servicer, any Servicer Fee, any other fees, costs and expenses, in any case, that have accrued and/or are due and unpaid or unreimbursed to the Servicer shall survive the termination of the Servicer and its replacement with a Successor Servicer and the Servicer being replaced shall remain entitled thereto until paid hereunder out of the Distribution Account in accordance with the Priority of Payments.

Section 5.03.       Acceptance by Successor Servicer; Reconveyance; Successor Servicer to Act.

(a)       Subject to Section 5.04, no appointment of a Successor Servicer (other than the Back-Up Servicer) shall be effective until the Successor Servicer shall have executed and delivered to the Borrowers and the Agent a written acceptance of such appointment and of the duties of Servicer hereunder, subject to Section 5.03(c). The Servicer shall continue to perform all servicing functions under this Agreement and the other Transaction Documents until the date the Successor Servicer shall have so executed and delivered such written acceptance.

(b)       As compensation, any Successor Servicer so appointed shall be entitled to receive the Servicer Fee, together with any other servicing compensation in the form of assumption fees, late payment charges or otherwise as provided in the Transaction Documents that thereafter are payable under this Agreement, and reimbursement for all costs and out-of-pocket expenses incurred by any such Successor Servicer in connection with the performance of its servicing duties and obligations as Successor Servicer. In addition, any Successor Servicer shall be entitled to all reasonable costs (including reasonable attorneys’ fees and expenses) incurred in connection with transferring the servicing obligations under this Agreement and amending this Agreement (if necessary) to reflect such transfer (without duplication of Section 4.04).

(c)       On or after a Servicer Transfer, the applicable Successor Servicer shall be the successor in all respects to the Servicer in its capacity as servicer under this Agreement and the transactions set forth or provided for herein with respect to servicing of the Pledged Assets and shall be subject to all the responsibilities, duties and liabilities relating thereto placed on the Servicer by the terms and provisions hereof (except to the extent otherwise set forth herein), and the terminated Servicer shall be relieved of such responsibilities, duties and liabilities arising after such Servicer Transfer; provided that (i) the Successor Servicer shall not assume any obligations of the Servicer described in Section 5.02(c), (ii) the Successor Servicer shall not be liable for any acts or omissions of the Servicer occurring prior to such Servicer Transfer or for any breach by the Servicer of any of its representations and warranties contained herein or in any other Transaction Document or for any repurchase obligation of the Servicer, (iii) the Successor Servicer shall have no obligation to pay any taxes required to be paid by the Servicer (provided, that the Successor Servicer shall pay any income taxes for which it is liable), (iv) the Successor Servicer shall have no obligation to pay any of the fees and expenses of any other party to the transactions contemplated hereby, (v) the Successor Servicer shall have no liability or obligation with respect to any Servicer indemnification obligations of any prior Servicer, including the initial Servicer, (vi) the Successor Servicer shall have no obligation to perform any purchase obligations of the Servicer, and (vii) the Successor Servicer and its officers, directors, employees or agents shall not be liable for any consequential, indirect, incidental or punitive damages. The terminated Servicer shall remain entitled to payment and reimbursement of the amounts set forth in the last sentence of Section 5.02(c) notwithstanding its termination hereunder, to the same extent as if it had continued to service the Pledged Assets hereunder. Without limiting the generality of the foregoing, if the Back-Up Servicer becomes the Successor Servicer, the duties and obligations of the Servicer contained herein and in each of the other Transaction Documents shall be deemed modified as follows: (i) any provision providing that the Servicer shall take or omit to take any action, or shall have any obligation to do or not do any other thing, upon its “knowledge” (or any derivation thereof), “discovery” (or any derivation thereof) or “awareness” (or any derivation thereof) shall be interpreted as the actual knowledge of a Responsible Officer of such Successor Servicer or such Responsible Officer’s receipt of a written notice thereof, (ii) such Successor Servicer shall not be liable for any claims, liabilities or expenses relating to the engagement of any accountants or any report issued in connection with such engagement and dissemination of any such report of any accountants appointed by it (except to the extent that any such claims, liabilities or expenses are caused by such Successor Servicer’s gross negligence or willful misconduct) pursuant to the provisions of any Transaction Document, and the dissemination of such report shall, if applicable, be subject to the consent of such accountants, and (iii) such Successor Servicer shall have no obligation to provide investment direction pursuant to any Transaction Document requiring investment direction from the Servicer. The indemnification obligations of the Back-Up Servicer, as Back-Up Servicer or Successor Servicer, are expressly limited to those set forth in Section 7.03. Notwithstanding any provision of this Agreement or any other Transaction Document to the contrary, the Back-Up Servicer shall not be obligated to assume the duties or obligations of the initial Servicer in any capacity other than as the Servicer, to the extent expressly set forth in this Agreement.

(d)       Notwithstanding anything contained in this Agreement or the other Transaction Documents to the contrary, any Successor Servicer designated pursuant to Section 5.02(b), is not responsible for the accounting, records (including computer records) and work of Trinity Management or any other predecessor Servicer relating to the Assets (collectively, the “Predecessor Servicer Work Product”). If any error, inaccuracy, omission or incorrect or non- standard practice or procedure (collectively, “Errors”) exist in any Predecessor Servicer Work Product and such Errors make it materially more difficult to service or should cause or materially contribute to the Successor Servicer making or continuing any Errors (collectively, “Continued Errors”), the Successor Servicer shall have no liability for such Continued Errors; provided, however, that the Successor Servicer agrees to use commercially reasonable efforts to prevent Continued Errors. In the event that the Successor Servicer receives written notice or has actual knowledge of Errors or Continued Errors, it shall, with the prior consent of the Agent, use commercially reasonable efforts to reconstruct and reconcile such data to correct such Errors and Continued Errors and to prevent future Continued Errors. Such Successor Servicer shall be entitled to recover its reasonable costs thereby expended in accordance with the Priority of Payments.

(e)       The Successor Servicer is authorized to accept and rely on all accounting records (including computer records) and work product of the prior Servicer hereunder relating to the Pledged Assets without any audit or other examination.

(f)       With respect to Section 2.03, the Successor Servicer shall have no obligation or duty to take any such action unless it has received direction and indemnity from the Agent to liquidate under Section 2.03, each direction and indemnity shall be in a form reasonably satisfactory to the Successor Servicer, and the Successor Servicer shall have no liability for (x) refraining from taking action under Section 2.03 or (y) taking action in accordance with the directions of the Agent; and notwithstanding anything herein to the contrary, the Successor Servicer may (but shall not be obligated to) from time to time request instruction from the Agent with respect to the servicing of the Borrower Assets, and the Successor Servicer shall be fully protected without liability if it takes action or refrains from action in accordance with such instructions.

(g)       Notwithstanding anything herein or any other agreement to the contrary, the sole obligation of the Back-Up Servicer, acting in its capacity as Successor Servicer, with respect to any assets located outside the United States or Canada is to administer payments related thereto. For the avoidance of doubt, such Successor Servicer shall not be obligated to pursue any enforcement remedies with respect to such foreign assets.

(h)       The Successor Servicer undertakes to perform such duties and only such duties as are specifically set forth in this Agreement, and no implied covenants or obligations shall be read into this Agreement against the Successor Servicer.

(i)       The rights, protections, immunities and indemnities afforded to the Successor Servicer pursuant to this Section 5.03 shall also be afforded to the Back-Up Servicer.

Section 5.04.       Notification to Lenders.

(a)       Promptly following the occurrence of any Servicer Termination Event, the Servicer shall give written notice thereof to the Agent at the address set forth in Section 13.02 hereof and the Agent shall promptly forward such notice to the Lenders.

(b)       Within ten (10) days following receipt of a Termination Notice or notice of appointment of a Successor Servicer pursuant to this Article V, the Agent shall give written notice thereof to the Lenders.

Section 5.05.       Effect of Transfer.

(a)       After a Servicer Transfer, the terminated Servicer shall have no further obligations with respect to the management, administration, servicing, custody or collection of the Pledged Assets as Servicer hereunder and, subject to Section 5.03, any Successor Servicer shall have all of such obligations, except that the terminated Servicer shall transmit or cause to be transmitted directly to the Successor Servicer promptly on receipt and in the same form in which received, any amounts (properly endorsed where required for the Successor Servicer to collect them) received as Collections upon or otherwise in connection with the Pledged Assets. For the avoidance of doubt, the terminated Servicer shall have no liability or obligation (including indemnification obligations) with respect to the acts or omissions of the Successor Servicer.

(b)       A Servicer Transfer shall not affect the rights and duties of the parties hereunder (including but not limited to the obligations and indemnities of the Servicer, but solely in respect of acts or omissions of the terminated Servicer occurring prior to the applicable Servicer Transfer) other than those relating to the management, administration, servicing, custody or collection of the Assets and as otherwise provided herein.

Section 5.06.       Database File.

Upon reasonable request by the Agent, the Servicer shall provide the Successor Servicer with a magnetic tape or Microsoft Excel or similar spreadsheet file containing the database file for each Asset on and as of the Business Day before the actual commencement of servicing functions by the Successor Servicer following the delivery of a Termination Notice.

Section 5.07.       Waiver of Defaults.

The Agent (at the direction of the Majority Lenders) may waive any default by the Servicer of its obligations hereunder and all consequences of such default, except a default in making any required deposits into a Lockbox Account, Collection Account or the Distribution Account. No such waiver or cure shall extend to any subsequent or other default or impair any right consequent thereto except to the extent expressly so waived.

Section 5.08.       No Resignation.

The Servicer shall not resign from the obligations and duties imposed on it by this Agreement except upon a determination that by reason of a change in applicable Law, the performance of its duties under this Agreement would cause it to be in violation of such applicable Law in a manner which would result in a material adverse effect on the Servicer, and the Agent ( acting at the direction of the Majority Lenders), does not elect to waive the obligations of the Servicer to perform the duties which render it legally unable to act or to delegate those duties to another Person. Any such determination permitting the resignation of the Servicer shall be evidenced by an opinion of counsel to such effect delivered to the Back- Up Servicer and the Agent and acceptable to the Agent. No resignation of the Servicer shall become effective until a Successor Servicer shall have assumed the responsibilities and obligations of the Servicer.

Section 5.09.       BDC to Succeed as Servicer upon Occurrence of BDC Event.

Notwithstanding anything herein to the contrary, upon the occurrence of the merger of the Funds, among others, into the BDC and the delivery by the BDC of an executed counterpart to an assumption agreement in the form attached hereto as Exhibit G, (a) the BDC will immediately and without further action step into the role of the initial Servicer hereunder, (b) all rights, benefits, fees, indemnities, authority and power of the Servicer under this Agreement, whether with respect to the Pledged Assets, the Custodian Files or otherwise, shall pass to and be vested in the BDC, (c) the BDC shall be subject to all responsibilities, duties and liabilities of the initial Servicer in its capacity as servicer under this Agreement and the transactions set forth or provided for herein with respect to servicing of the Pledged Assets whether arising prior to or after the BDC’s appointment as the initial Servicer hereunder and shall be subject to all the responsibilities, duties and liabilities relating thereto placed on the initial Servicer by the terms and provisions hereof, (d) Trinity Management IV, LLC shall be relieved of such responsibilities, duties and liabilities arising after such delivery, and (e) Trinity Management IV, LLC shall cease to be the Servicer hereunder.

ARTICLE VI

TERM AND TERMINATION

Section 6.01.       Term. The term of this Agreement shall commence on the Effective Date and shall, unless and until earlier terminated pursuant to the provisions of this Agreement, continue until all of the Obligations (other than contingent Obligations not then due) are satisfied.

ARTICLE VII

INDEMNIFICATION

Section 7.01.       Indemnification by the Servicer. The Servicer agrees to indemnify, defend and hold harmless the Borrowers, the Agent (as such and in its individual capacity), the Custodian, the Paying Agent, the Back-Up Servicer, any Successor Servicer and each Lender from and against any and all claims, losses, penalties, fines, forfeitures, judgments (provided that any indemnification for damages is limited to actual damages, not consequential, special or punitive damages), reasonable documented and out-of-pocket legal fees and related costs and any other reasonable costs, fees and expenses that such Person may sustain (including reasonable out-of- pocket fees and expenses of counsel and court costs and in connection with any enforcement (including any action, suit or claim brought by an Indemnitee) of the Servicer’s indemnification obligations hereunder) as a result of the Servicer's fraud or the failure of the Servicer to perform its obligations required of the Servicer hereunder in compliance in all material respects with the terms of this Agreement (giving effect to the Servicing Standard and Section 8.01) so long as this Agreement remains in effect, except to the extent arising from the negligence (in the case of any Successor Servicer) or gross negligence (in the case of the Back-Up Servicer, Custodian, Paying Agent, Agent and each Lender), willful misconduct or fraud by the Person claiming indemnification. Any Person seeking indemnification hereunder shall promptly notify the Servicer if such Person receives a complaint, claim, compulsory process or other notice of any loss, claim, damage or liability giving rise to a claim of indemnification hereunder but failure to provide such notice shall not relieve the Servicer of its indemnification obligations hereunder unless the Servicer is deprived of material substantive or procedural rights or defenses as a result thereof. Other than with respect to the enforcement of any indemnification obligations, the Servicer shall assume (with the consent of the indemnified party, such consent not to be unreasonably withheld) the defense and any settlement of any such claim and pay all expenses in connection therewith, including reasonable counsel fees, and promptly pay, discharge and satisfy any judgment or decree which may be entered against the indemnified party in respect of such claim. The terms of this Section 7.01 shall survive the termination or assignment of this Agreement and the resignation or removal of any of the parties hereto. Notwithstanding anything to the contrary in this Section 7.01, the provisions of this Section shall be applied without prejudice to, and the provisions shall not have the effect of diminishing, the rights of the Back-Up Servicer and any Wells Fargo Indemnified Parties under Section 9.5 of the Credit Agreement or any other provision of any Transaction Document providing for the indemnification of any such Persons.

Section 7.02.       The Servicer's obligations under Section 7.01 shall be subject to the limitations on liability set forth in Section 9.01 hereof.

Section 7.03. Indemnification by the Back-Up Servicer. The Back-Up Servicer hereby agrees to indemnify and hold harmless the Agent, the Borrowers, the Servicer, and their respective directors, officers and shareholders (each a “Back-Up Servicer Indemnified Party”) from and against any and all damages, losses, liabilities, costs and expenses incurred by a Back-Up Servicer Indemnified Party resulting from the gross negligence or willful misconduct of the Back-Up Servicer in the performance of its obligations under this Agreement as determined by a court of competent jurisdiction, including but not limited to a Back-Up Servicer Indemnified Party's reasonable costs of defending itself against any claim or bringing any claim to enforce the indemnification or other obligations of the Back-Up Servicer; provided that the Back-Up Servicer shall not have any liability with respect to any portion of such damages, losses or liability resulting from the gross negligence or willful misconduct of such Back-Up Servicer Indemnified Party. A Back-Up Servicer Indemnified Party shall promptly notify the Back-Up Servicer of any damages, losses, liabilities, costs or expenses which such Back-Up Servicer Indemnified Party has determined has given or would give rise to a right of indemnification hereunder, and the Back-Up Servicer shall have the exclusive right to compromise or defend any such liability or claim at its own expense, which decision shall be binding and conclusive upon such Back-Up Servicer Indemnified Party. Failure to give such notice shall not relieve the Back-Up Servicer of its obligations hereunder.

Section 7.04. The Back-Up Servicer's obligations under Section 7.03 shall be subject to the limitations on liability set forth in Section 9.01 and Section 9.02.

ARTICLE VIII

FORCE MAJEURE

Section 8.01. If the Servicer or Back-Up Servicer is rendered wholly or partially unable to perform its obligations under this Agreement because of a Force Majeure Event (as defined below), then the Servicer or Back-Up Servicer, as applicable, will be excused from whatever performance is affected by the Force Majeure Event; provided that:

(a) the Servicer or Back-Up Servicer, as applicable, will, as soon as is reasonably possible after the occurrence of the Force Majeure Event, give the Borrowers, the Paying Agent and the Agent written notice describing the particulars of the occurrence;

(b) the suspension of performance will be of no greater scope and of no longer duration than is required or caused by the Force Majeure Event; and

(c) no obligation of the Servicer or Back-Up Servicer, as applicable, that arose before the occurrence causing the suspension of performance and that could and should have been fully performed before such occurrence will be excused as a result of such occurrence.

(d) “Force Majeure Event” means any event or circumstances beyond the reasonable control of and without the fault or negligence of the Person claiming Force Majeure. It shall include, without limitation: failure or interruption of the production, delivery or acceptance of electricity; acts of god; war (declared or undeclared); sabotage; riot; insurrection; civil unrest or disturbance; military or guerilla action; terrorism; economic sanction or embargo; civil strike, work stoppage, slow-down, or lock-out; explosion; fire; earthquake; abnormal weather condition or actions of the elements; hurricane; flood; lightning; wind; drought; the binding order of any Governmental Authority; the failure to act on the part of any Governmental Authority; unavailability of electricity from the utility grid, equipment, supplies or products; unavailability of communications or computer facilities; and failure of equipment or interruption of communications or computer facilities.

ARTICLE IX

LIMITATIONS ON LIABILITY

Section 9.01. IN NO EVENT SHALL ANY PARTY BE LIABLE TO ANY OTHER PARTY FOR INDIRECT, INCIDENTAL OR CONSEQUENTIAL DAMAGES ARISING OUT OF OR RELATED TO THE TERMS OF THIS AGREEMENT, INCLUDING BUT NOT LIMITED TO LOST PROFITS, COSTS OF PROCUREMENT OF SUBSTITUTE GOODS OR SERVICES OR BUSINESS INTERRUPTION, EVEN IF THE INDEMNIFYING PARTY HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES, BUT EXCEPT FOR LOSS OR DAMAGE ARISING OUT OF SUCH INDEMNIFYING PARTY’S FRAUD, WILLFUL MISCONDUCT OR GROSS NEGLIGENCE. IN ADDITION, WHETHER AN ACTION OR CLAIM IS BASED ON WARRANTY, CONTRACT, TORT OR OTHERWISE, UNDER NO CIRCUMSTANCE SHALL A PARTY’S TOTAL LIABILITY TO THE OTHER PARTY, OTHER THAN WITH RESPECT TO THE TOTAL LIABILITY OF ANY PARTY TO THE BACK-UP SERVICER, THE CUSTODIAN OR THE PAYING AGENT, ARISING OUT OF OR RELATED TO THIS AGREEMENT EXCEED, IN ANY TWELVE (12) MONTH PERIOD, AN AMOUNT EQUAL TO THE AMOUNT PAID OR TO BE PAID BY THE BORROWERS TO THE SERVICER HEREUNDER FOR SUCH TWELVE (12) MONTH PERIOD; PROVIDED, HOWEVER THAT NOTHING CONTAINED IN THIS SENTENCE SHALL BE CONSTRUED TO LIMIT THE LIABILITY OF A PARTY IN THE CASE OF FRAUD BY, OR GROSS NEGLIGENCE OR WILLFUL MISCONDUCT OF, SUCH PARTY OR ITS EMPLOYEES, AGENTS OR SUBCONTRACTORS.

Section 9.02. Back-Up Servicer Standard of Care: Conformity with Applicable Law: Liability of Back-Up Servicer.

(a) The Back-Up Servicer (including in its capacity as Successor Servicer) will perform its duties hereunder in accordance with the same standard of care exercised by the Back- Up Servicer in the conduct of similar affairs for comparable assets for other parties. The Back-Up Servicer shall comply in all material respects with all applicable Laws and preserve and maintain its existence, rights, franchises and privileges, and qualify and remain qualified in good standing in each jurisdiction where the failure to preserve and maintain such existence, rights, franchises, privileges and qualification will result in, or could reasonably be expected to result in, a material adverse effect on the Lenders. The Back-Up Servicer undertakes to perform only such duties as are specifically set forth in this Agreement with respect to the Back-Up Servicer, and no implied covenants or obligations shall be read into this Agreement against the Back-Up Servicer. If any conflict arises between the terms of this Agreement and the terms of any other Transaction Document, the terms of this Agreement shall govern.

(b) The Back-Up Servicer will not, in performing its obligations hereunder, be obligated to take any action that would be in violation of any law, rule or regulation that may be applicable to the Back-Up Servicer, its property or the services to be performed hereunder.

(c) The Back-Up Servicer may employ agents to perform any or all of its obligations hereunder and the Back-Up Servicer shall not be responsible for the misconduct or negligence of agents appointed by it with due care; provided, however, the Back-Up Servicer shall (i) remain liable for the performance of all of its obligations hereunder and (ii) shall be liable for any acts or omissions by such agent to the extent the Back-Up Servicer would be liable therefor under the terms hereof if such act or omission had been performed by the Back-Up Servicer.

(d) Subject to Section 2.02(w), the Servicer agrees that at any time during the term of this Agreement, the Back-Up Servicer may conduct a site visit during regular business hours upon reasonable notice to the Servicer. All of the out-of-pocket expenses of the Back-Up Servicer in connection with one such site visit per calendar year shall be reimbursed as an expense of the Back-Up Servicer in accordance with the Priority of Payments.

(e) The Back-Up Servicer shall have no responsibility for the acts and omissions of the Servicer or any successor Servicer or any other party (or agent thereof) to this Agreement or any related document and may assume compliance by such parties with their obligations under this Agreement or any related agreement.

Section 9.03. Except as otherwise expressly set forth herein, the Back-Up Servicer is entitled to all of the rights, privileges, protections and indemnities afforded to the Paying Agent under the Credit Agreement, mutatis mutandis.

ARTICLE X

REPRESENTATIONS, WARRANTIES AND COVENANTS

Section 10.01. Representations and Warranties of the Borrowers.

(a) SPE 1 Borrower represents that it is a limited liability company duly organized and existing in good standing under the laws of the State of Delaware.

(b) SPE 2 Borrower represents that it is a limited liability company duly organized and existing in good standing under the laws of the State of Delaware.

(c) SPE 3 Borrower represents that it is a limited liability company duly organized and existing in good standing under the laws of the State of Delaware.

(d) Fund II represents that it is a limited partnership duly organized and existing in good standing under the laws of the State of Delaware.

(e) Fund III represents that it is a limited partnership duly organized and existing in good standing under the laws of the State of Delaware.

(f) Each of the Borrowers represents that it possesses all requisite power and authority to enter into and perform this Agreement and to carry out the transactions contemplated herein.

(g) Each of the Borrowers represents that its execution, delivery and performance of this Agreement have been duly authorized and this Agreement has been duly executed and delivered and constitutes such Borrower’s legal, valid and binding obligation, enforceable against such Borrower in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency and other legal principles pertaining to creditor's rights.

(h) Each of the Borrowers represents that, except as otherwise contemplated herein, no material consent or approvals are required in connection with the execution, delivery and performance by such Borrower of this Agreement.

(i) Each of the Borrowers represents that the execution, delivery and performance by such Borrower of this Agreement will not (i) violate any applicable Law applicable to such Borrower, (ii) result in any breach of, or constitute any default under, any contractual obligation of such Borrower or (iii) result in, or require, the imposition of any Lien on any of the properties or revenues of such Borrower.

Section 10.02. Representations and Warranties and Covenants of the initial Servicer. The initial Servicer hereby represents and warrants, as of the Closing Date and as of each Borrowing Date and as of each Payment Date, as to itself as follows:

(a) The Servicer is a limited liability company organized and existing in good standing under the laws of the State of Delaware.

(b) The Servicer possesses all requisite power and authority to enter into and perform this Agreement and to carry out the transactions contemplated herein.

(c) The Servicer's execution, delivery and performance of this Agreement have been duly authorized and this Agreement has been duly executed and delivered and constitutes the Servicer's legal, valid and binding obligation, enforceable against the Servicer in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency and other legal principles pertaining to creditor's rights.

(d) Except as otherwise contemplated herein, no material consent or approvals are required in connection with the execution, delivery and performance by the Servicer of this Agreement.

(e) The execution, delivery and performance by the Servicer of this Agreement, and the performance of any obligations under any other Transaction Document, will not (i) violate any applicable Law applicable to the Servicer or (ii) result in any breach of, or constitute any default under, any contractual obligation of the Servicer.

(f) The Servicer will give prompt notice to the Borrowers and the Agent and the Back-Up Servicer of (i) any Servicer Termination Event, an Event of Default, an Early Amortization Event or the existence of a Defective Asset, in each case, of which a Responsible Officer of the Servicer has actual knowledge, and (ii) any event of which a Responsible Officer of the Servicer has actual knowledge which with the passage of time or the giving of notice would result in a Servicer Termination Event, an Event of Default or an Early Amortization Event.

(g) The Servicer will keep in full force and effect its existence and rights as a limited liability company under the laws of the State of Delaware and will obtain and preserve its qualification to do business in each jurisdiction in which such qualification is or shall be necessary to protect the validity and enforceability of this Agreement. The Servicer shall maintain its existence separate from SPE Borrower.

(h) The Servicer shall not create, incur, assume or willfully suffer to exist any lien upon or with respect to any asset or property of the Borrowers, other than the lien of the Security Agreement and other Transaction Documents and Permitted Liens.

(i) The Servicer shall not willfully cause the Borrowers to default under any Transaction Document.

(j) There are no material actions, suits or proceedings, pending or threatened in writing, with respect to the Servicer.

(k) The written information (other than financial projections, forward looking statements and information of a general economic or industry specific nature) that has been made available by the Servicer to the Borrowers, Paying Agent, the Custodian, the Back-Up Servicer, the Agent or any Lender or Affiliate thereof in connection with the transactions hereunder including any written statement or certificate of factual information, when taken as a whole, does not, when furnished, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements contained therein not materially misleading in the light of the circumstances under which such statements are made (giving effect to all supplements and updates thereto.

(l) Since the date of delivery of the latest audited financial statements to be delivered pursuant to Section 3.02, there has been no Material Adverse Effect.

(m) The initial Servicer hereby represents and warrants (i) solely on the Initial Borrowing Date, that each initial Asset is an Eligible Asset as of the Initial Borrowing Date, and (ii) solely on the applicable Borrowing Date, that each applicable Asset added to the Schedule of Assets is an Eligible Asset as of the date such Asset is added (for Assets added prior to the License Surrender Date) or as of the related Transfer Date (for assets added on or after the License Surrender Date).

(n) The Servicer shall, during the term of this Agreement, maintain all material licenses necessary to perform the services hereunder.

(o) The Servicer’s Risk Policy and Procedures are attached hereto as Exhibit F. Provided that the Agent approves any amendment to the Servicer’s Risk Policy and Procedures (such amendment, the “Policy Amendment), such Policy Amendment shall be deemed to be included in Exhibit F without any further action of the Servicer.

For the avoidance of doubt, this Section 10.02 shall not apply to any Successor Servicer.

Section 10.03. Representations and Warranties of the Back-Up Servicer.

(a) The Back-Up Servicer is a national banking association duly organized and existing in good standing under the laws of the United States.

(b) The Back-Up Servicer possesses all requisite power and authority to enter into and perform this Agreement and to carry out the transactions contemplated herein.

(c) The Back-Up Servicer's execution, delivery and performance of this Agreement have been duly authorized and this Agreement has been duly executed and delivered and constitutes the Back-Up Servicer's legal, valid and binding obligation, enforceable against the Back-Up Servicer in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency and other legal principles pertaining to creditor's rights.

(d) Except as otherwise contemplated herein, no material consent or approvals are required in connection with the execution, delivery and performance by the Back-Up Servicer of this Agreement.

(e) The execution, delivery and performance by the Back-Up Servicer of this Agreement will not (i) violate any applicable Law applicable to the Back-Up Servicer or (ii) result in any breach of, or constitute any default under, any contractual obligation of the Back-Up Servicer, which breach or default would result in a material adverse effect on the Back-Up Servicer.

ARTICLE XI

INSURANCE

Section 11.01. The initial Servicer will maintain or cause to be maintained at its sole cost and expense, the insurance in the types and amounts that are in place on the Closing Date covering the activities to be performed by its employees and representatives in connection with this Agreement; provided that, if the same is not available at commercially reasonable rates and commercially reasonable terms, the initial Servicer may procure or cause to be procured alternate types and amounts of insurance.

ARTICLE XII

POWER OF ATTORNEY

Section 12.01. Power of Attorney.

(a) The Borrowers hereby designate, make, constitute and appoint the Servicer (and all persons designated by the Servicer) as the Borrowers’ true and lawful attorney and beneficiary in fact, with power under the Underlying Asset Documents, without notice to the Borrowers and at such time or times thereafter as the Servicer, at its sole election, may determine, in the name of the Borrowers, the Servicer or in both names: (i) to ask, require, demand, receive, compound and give acquittance for any and all moneys due and to become due to the Borrowers under the Underlying Asset Documents, to endorse any checks or other instruments in connection therewith; (ii) to execute any election or option or give any notice, consent, waiver or approval under or in respect of the Underlying Asset Documents; (iii) to exercise any rights, powers or remedies on the part of the Borrowers under or in connection with any Asset, whether arising under an Underlying Asset Document, by statute or at law or in equity or otherwise to exercise all of the Borrowers’ rights, interests and remedies in and under the Underlying Asset Documents, including, without limitation, Borrowers’ right to renew or extend the original term of a Underlying Asset Document, if applicable, or any renewal or extended terms thereof; (iv) to initiate such legal proceedings and to settle, adjust or compromise any legal proceedings deemed necessary by the Servicer in its sole discretion in order to enforce the provisions of the Underlying Asset Documents or prevent the termination thereof (unless the settlement, adjustment or compromise contains any admission or statement suggesting any wrongdoing or liability on behalf of the Borrowers or contains any equitable order, judgment or term that in any manner affects, restrains or interferes with the business of the Borrowers); (v) to commence or institute arbitration proceedings, or to participate in any arbitration proceedings commenced or instituted, pursuant to the Underlying Asset Documents deemed necessary to the Servicer in its sole discretion; (vi) to approve all arbitration determinations, awards or findings made pursuant to the provisions of the Underlying Asset Documents; (vii) to make amendments or modifications to Underlying Asset Documents in accordance with the Servicing Standard and as provided in this Agreement; (viii) to do any and all things necessary, in the Servicer 's sole reasonable opinion, to preserve and keep unimpaired the Servicer's rights under this Agreement and the Underlying Asset Documents; and (ix) to do all acts and things necessary, in the Servicer's sole reasonable discretion, to carry out any or all of the foregoing.

(b) Upon the appointment of the Successor Servicer in accordance with the terms of this Agreement, the power of attorney granted to the Servicer by the Borrowers pursuant to Section 12.01(a) shall terminate and each Borrowers shall, and as of the date of the Servicer Transfer hereby do, designate, make, constitute and appoint the Successor Servicer (and all persons designated by the Successor Servicer) as the Borrowers’ true and lawful attorney and beneficiary in fact to the same extent as set forth in Section 12.01(a). It is understood and agreed that the rights and powers granted to the Successor Servicer under any power of attorney shall not impose any duty or obligation on the Successor Servicer.

(c) The Borrowers shall execute and deliver, upon request of the Servicer, such instruments as the Servicer may deem useful or required to permit the Servicer to cure any default under the Underlying Asset Documents or permit the Servicer to take such other actions as the Servicer considers desirable to cure or remedy any matter in default and preserve the interest of the Servicer in an Asset; provided that except for amendments, waivers, modifications or variances related to an Asset and any documents related thereto in accordance with Section 2.02(c), the Borrowers’ rights hereunder and under the Underlying Asset Documents are not diminished and that the Borrowers’ obligations hereunder and under the Underlying Asset Documents are not increased.

ARTICLE XIII

MISCELLANEOUS

Section 13.01. Independent Contractors. The Parties acknowledge that each of the Servicer and the Back-Up Servicer will perform its obligations under this Agreement and act at all times as an independent contractor, and nothing in this Agreement will be interpreted or applied so as to make the relationship of any of the Parties that of partners, joint venturers or anything other than independent contractors, and the Parties expressly disclaim any intention to create a partnership, joint venture, association or other such relationship. No Party is granted any right on behalf of any other Party to assume or create any obligation or responsibility binding such other Party. None of the Servicer's or the Back-Up Servicer’s employees, subcontractors or any such subcontractor's employees will be or will be considered to be employees of any Borrower. The Servicer or the Back-Up Servicer, as applicable, will be fully responsible for the payment of all wages, salaries, benefits and other compensation to its employees and all amounts due and owing to subcontractors.

Section 13.02. Notices. Any notice required or authorized to be given hereunder or any other communication provided for under the terms of this Agreement will be in writing and will be delivered personally or by mail or by reputable courier service or by facsimile or electronic mail transmission addressed to the relevant party at the address stated below or at any other address notified by that party as its address for service. Any notice so given personally or via express courier shall be deemed to have been served on delivery, and any notice so given by facsimile or electronic mail transmission shall be deemed to have been delivered on transmission and receipt of confirmation of successful transmission from the recipient. The Parties' addresses for notice and service are as follows:

To the Servicer:	Trinity Management IV, LLC
3705 W. Ray Road, Suite 525
Chandler, AZ 85226
Attention: Susan Echard
Email: legal@trincapinvestment.com
Telephone: (480) 653-8374
Facsimile: (480) 247-5099

To the Borrowers:	Trinity Capital Inc.
3705 W. Ray Road, Suite 525
Chandler, AZ 85226
Attention: Susan Echard
Email: legal@trincapinvestment.com
Telephone: (480) 653-8374
Facsimile: (480) 247-5099

To the Agent:	Credit Suisse AG, New York Branch
11 Madison Avenue, 4th Floor
New York, NY 10010
Attention: Securitized Products Finance
Telephone: (212) 325-5384
Facsimile: (212) 743 2215
Email: list.afconduitreports@credit-suisse.com;
abcp.monitoring@credit-suisse.com

To the Paying Agent:	Wells Fargo Bank, National Association
600 South 4th Street
Minneapolis, MN 55479
MAC N9300-061
Attention: Corporate Trust Services
Telephone: (612) 667-8058
Facsimile: (612) 667-3464

To the Back-Up Servicer:	Wells Fargo Bank, National Association
600 South 4th Street
Minneapolis, MN 55479
MAC N9300-061
Attention: Corporate Trust Services
Telephone: (612) 667-8058
Facsimile: (612) 667-3464

Section 13.03. Governing Law. This Agreement will be governed by and construed in accordance with the law of the State of New York without giving effect to conflict of law principles (other than Sections 5-1401 and 5-1402 of the New York General Obligations Law) as to all matters, including but not limited to matters of validity, construction, effect, performance and remedies. THE PARTIES HEREBY IRREVOCABLY SUBMIT TO THE NONEXCLUSIVE JURISDICTION OF ANY STATE OR FEDERAL COURT IN NEW YORK WITH RESPECT TO ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT.

Section 13.04. Waiver of Jury Trial. ALL PARTIES HEREUNDER HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE ANY RIGHTS THEY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED HEREON, OR ARISING OUT OF, UNDER, OR IN CONNECTION WITH, THIS AGREEMENT, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER ORAL OR WRITTEN) OR ACTIONS OF THE PARTIES IN CONNECTION HEREWITH OR THEREWITH. ALL PARTIES ACKNOWLEDGE AND AGREE THAT THEY HAVE RECEIVED FULL AND SIGNIFICANT CONSIDERATION FOR THIS PROVISION AND THAT THIS PROVISION IS A MATERIAL INDUCEMENT FOR ALL PARTIES TO ENTER INTO THIS AGREEMENT.

Section 13.05. Amendment, Modification and Waiver. (a) This Agreement may only be amended, modified or waived by the parties hereto, at any time and from time to time, and with the prior written consent of the Agent, acting at the direction of the Majority Lenders; provided however, that, no such amendment, modification or waiver shall affect the rights of the Paying Agent without the consent of the Paying Agent.

(b) Without the consent of the Majority Lenders, provided that, if requested by the Agent, the Agent shall have received an opinion of counsel to the effect that such modification is permitted under the terms of this Agreement and that all conditions precedent to the execution of such modification have been satisfied, the parties hereto, at any time and from time to time, may enter into one or more amendments, modifications or waivers to this Agreement, in form satisfactory to the Agent, for any of the following purposes:

(i) to cure any ambiguity, to correct or supplement any provision herein which may be defective or inconsistent with any other provision herein; provided that, if requested by the Agent, the Agent shall have received an opinion of counsel to the effect that such modification will not have a material adverse effect on any Lender;

(ii) to correct any manifest error or to effect any non-economic or non- material administrative change; or

(iii) to add to the duties of the Servicer, for the benefit of the Lenders.

Section 13.06. Rights and Remedies. Each Party's rights and remedies under this

Agreement are intended to be distinct, separate and cumulative and no such right or remedy therein or herein mentioned, whether exercised by such Party or not, is intended to be an exclusion or a waiver of any of the others.

Section 13.07. Entire Agreement. This Agreement reflects the entire agreement with respect to the matters covered by this Agreement and supersedes any prior agreements, commitments, drafts, communication, discussions and understandings, oral or written, with respect thereto.

Section 13.08. Further Assurances. The Parties agree to do such further acts and things and execute and deliver such additional agreements and instruments as the other may reasonably require to consummate, evidence or confirm the agreements contained herein in the matter contemplated hereby.

Section 13.09. Severability. Whenever possible, each provision of this Agreement will be interpreted in such manner as to be effective and valid under all applicable laws and regulations. If, however, any provision of this Agreement is prohibited by or invalid under any such law or regulation in any jurisdiction, it will as to such jurisdiction, be deemed modified to conform to the minimum requirements of such law or regulation, or, if for any reason it is not deemed so modified, it will be ineffective and invalid only to the extent of such prohibition or invalidity without affecting the remaining provisions of this Agreement, or the validity or effectiveness of such provision in any other jurisdiction.

Section 13.10. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Delivery of an executed counterpart of a signature page of this Agreement by facsimile or other electronic transmission shall be effective as delivery of a manually executed counterpart of this Agreement.

Section 13.11. Assignment. Except with respect to the grant of this Agreement by the Borrowers to the Agent under the Security Agreement and as expressly provided herein, this Agreement may be assigned only with the written consent of the parties hereto and the Agent acting at the direction of the Majority Lenders; however, in the event of an assignment, all provisions of this Agreement shall be binding upon and inure to the benefit of the respective successors and assigns of the parties hereto.

Section 13.12. No Bankruptcy Petition. The Parties hereto agree that, prior to the date that is one year and one day after the payment in full of the Obligations, none of them will institute against the Borrowers or join any other Person in instituting against the Borrowers, any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings or other proceedings under the laws of the United States or any State of the United States. This Section 13.12 shall survive the termination of this Agreement.

Section 13.13. Third Party Beneficiary. This Agreement shall inure to the benefit of the Agent on behalf of the Lenders and their respective successors and assigns. Without limiting the generality of the foregoing, all covenants and agreements in this Agreement which expressly confer rights upon the Borrowers or the Agent shall be for the benefit of and run directly to the Agent, and the Agent shall be entitled to rely on and enforce such covenants to the same extent as if it were a party hereto.

Section 13.14. Subsequent Pledge. The Servicer acknowledges that (a) the Borrowers will grant all of the Borrowers' rights and benefits under this Agreement to the Agent pursuant to the terms of the Security Agreement and (b) the terms and provisions hereof are intended to benefit the Lenders. The Servicer hereby consents to such grant. The parties hereto hereby acknowledge that the representations and warranties contained in this Agreement and the rights of the Borrowers under this Agreement are intended to benefit the Agent on behalf of the Lenders. The Servicer acknowledges that the Agent on behalf of the Lenders, as assignees of the Borrowers’ rights hereunder may, upon the occurrence and during the continuation of an Event of Default, directly enforce, without making any prior demand on the Borrowers, all the rights of the Borrowers hereunder.

Section 13.15. Back-Up Servicer Compliance with Applicable Anti-Terrorism and Anti-Money Laundering Regulations. In order to comply with laws, rules, regulations and executive orders in effect from time to time applicable to banking institutions, including, but not limited to those relating to funding of terrorist activities and money laundering, the Back-Up Servicer is required to obtain, verify and record certain information relating to individuals and entities which maintain a business relationship with the Back-Up Servicer. Accordingly, each of the parties agrees to provide to the Back-Up Servicer upon its request from time to time such identifying information and documentation as may be available for such party in order to enable the Back-Up Servicer to comply with such laws, rules, regulations and executive orders in effect from time to time applicable to banking institutions, including, but not limited to those relating to funding of terrorist activities and money laundering.

[Signature Pages Follow]

IN WITNESS WHEREOF, the Servicer, the Borrowers, the Agent and the Back-Up Servicer have each duly executed this Agreement on the Effective Date.

BORROWERS:

TRINITY FUNDING 1, LLC, a Delaware
limited liability company

By:	/s/ Steven L. Brown
	Name:	Steven L. Brown
	Title:	Authorized Signatory

TRINITY FUNDING 2, LLC, a Delaware
limited liability company.

By:	/s/ Steven L. Brown
	Name:	Steven L. Brown
	Title:	Authorized Signatory

TRINITY FUNDING 3, LLC, a Delaware
limited liability company

By:	/s/ Steven L. Brown
	Name:	Steven L. Brown
	Title:	Authorized Signatory

TRINITY CAPITAL FUND II, L.P., a
Delaware limited partnership

By: TRINITY SBIC PARTNERS II, LLC, its general partner

	By:	/s/ Steven L. Brown
		Name:	Steven L. Brown
		Title:	Authorized Signatory

TRINITY CAPITAL FUND III, L.P., a
Delaware limited partnership

By: TRINITY SBIC PARTNERS III, LLC, its general partner

	By:	/s/ Steven L. Brown
		Name:	Steven L. Brown
		Title:	Authorized Signatory

Signature Page to Servicing Agreement

SERVICER:

TRINITY MANAGEMENT IV, LLC, a Delaware
limited liability company

By: TRINITY CAPITAL HOLDINGS, LLC, its
managing member

	By:	/s/ Steven L. Brown
	Name:	Steven L. Brown
	Title:	Authorized Signatory

AGENT:

CREDIT SUISSE AG, NEW YORK BRANCH

By:
Name:
Title:

By:
Name:
Title:

BACK-UP SERVICER:

WELLS FARGO BANK, NATIONAL ASSOCIATION
A national banking association, not in its individual capacity, but solely as Back-Up Servicer

By:
Name:
Title:

Signature Page to Servicing Agreement

SERVICER:

TRINITY MANAGEMENT IV, LLC, a Delaware
limited liability company

By: TRINITY CAPITAL HOLDINGS, LLC, its managing member

By:
Name:
	Title:	Authorized Signatory

AGENT:

CREDIT SUISSE AG, NEW YORK BRANCH

By:	/s/ Jeffrey Traola
Name:	Jeffrey Traola
Title:	Director

By:	/s/ Erin McCutcheon
Name:	Erin McCutcheon
Title:	Director

BACK-UP SERVICER:

WELLS FARGO BANK, NATIONAL ASSOCIATION
A national banking association, not in its individual capacity, but solely as Back-Up Servicer

By:
Name:
Title:

Signature Page to Servicing Agreement

SERVICER:

TRINITY MANAGEMENT IV, LLC
a Delaware limited liability company

By:
Name:
Title:

AGENT:

CREDIT SUISSE AG, NEW YORK BRANCH

By:
Name:
Title:

By:
Name:
Title:

BACK-UP SERVICER:

WELLS FARGO BANK, NATIONAL
ASSOCIATION
a national banking association, not in its individual
capacity, but solely as Back-Up Servicer

By:	/s/ Chad Schafer
Name:	Chad Schafer
Title:	Vice President

Signature Page to Servicing Agreement

EXHIBIT A

OBLIGOR CONTACT LIST

[see attached]

A-1

Company Name	Fund	Contact	Position	Phone	Email	Contact2	Column2	PM
Altierre	2	Jeremy Avenier	CFO	(510) 449-3984	javenier@altierre.com	Tony Alvarez	talvarez@altierre.com	Crystal
Augmedix	3	Matteo Marchetta	CFO	(415) 420-6030	matteo@augmedix.com			Nader
Ay Dee Kay	2	Tom Schiller	CFO	650-464-6656	tom@indiesemi.com			Nader
Back Blaze	3	Cecilia Luu		(510) 519-7677	cecilia@backblaze.com	John Tran	john@backblaze.com	Crystal
BaubleBar	2	Daniella Yacobovsky	Co-Founder	646.846.2044	daniella@baublebar.com			Nader
BH Cosmetics	3	Hedi Crane	CFO	(888) 545-4744	heidi@bhcosmetics.com			Crystal
Birchbox	2	Katia Beauchamp	CEO		katia@birchbox.com	Courtney Browne	courtney.browne@birchbox.com	Crystal
Bowery Farming	3	David Golden	Founder	917-553-1640	david@boweryfarming.com			Nader
Clean Planet Chemical	3	Alex Richert	CEO	(469) 766-4911	alex.richert@chemchamp.com			Crystal
E La Carte	2	Ashish Gupta	CFO	650.817.9012	ashish@presto.com			Nader
Edeniq	2	Brian Thome	CEO	(651) 214-7462	bthome@edeniq.com	Lily Wachter	lwachter@edeniq.com	Gerry
Egomotion	2	Mark Kang	Head of Finance	(703) 517-2259	mark.kang@zeusliving.com	Carlos Garcia	carlos.garcia@zeusliving.com	Crystal
Empyr	3	Ryan McDonald	CFO		ryanmcdonald@empyr.com			Nader
Etagen	3	Ryan Fletcher	Sr Director of Finance	408-373-7603	ryan.fletcher@etagen.com			Nader
Everalbum	2	Tiffany Lee			tiffany@paravision.ai	Doug Aley	doug@paravision.ai	Crystal
Examity	3	Tobey Choate	Chief Administrative Officer	617-775-7457	Tchoate@examity.com			Nader
Exela	3	Phansesh Koneru		(828) 758-7888	Phanesh@exela.us	Pat Metcalf	pmetcalf@exela.us	Crystal
Filld	3	Edwin Ovrahim		(480) 206-7737	eovrahim@filld.co	Scott Hempy	scott@filld.co	Crystal
Galvanize	2	Karl Maier	Executive Chairman	(303) 588-4701	karl.maier@galvanize.com			Nader
Gobble	3	Ooshma Garg	CEO	(650) 847-1258	ooshma@gobble.com			Crystal
Gobiquity	3	Rick Frost	Head of Finance		rick.frost@gocheckkids.com			Nader
Grub Market	3	Lee Fan		(919) 949-0195	lee@grubmarket.com	Mike Xu	mxu@grubmarket.com	Crystal
Handle Financial	3	Kristina Campbell	CFO	310-339-8784	kristina@handlefin.com			Nader
Happiest Baby	3	Gary Mark	VP of Finance		gary@happiestbaby.com			Nader
Health-Ade	3	Jennifer Smith	Controller	(424) 488-1196	jennifersmith@health-ade.com	Gary Cooperman	gcooperman@health-ade.com	Crystal
Hytrust	2	Mercy Caprara	CFO	650-681-8112	mcaprara@hytrust.com			Nader
Ihealth Solutions	2	Michael Dowling	CFO	502-530-0917	mdowling@advantumhealth.com			Nader
Impossible Foods	3	Martin Lwee	Sr. Mgr, Technical Accounting & Reporting		martin.lwee@impossiblefoods.com			Nader
InContext	2	Jonathan Donath	CFO	928-856-1816	Jonathan.Donath@incontextsolutions.com			Nader
Instart Logic	3	Jony Hartono	CFO	650.919.8854	jhartono@instartlogic.com			Nader
Invenia	4	Matthew Hudson	CEO	204-298-7595	Matthew.Hudson@Invenia.ca			Nader
Knockaway	3	Dina Attyeh	Accounting Manager	(973) 513-3630	dina@knock.com	Jamie Glenn	jamie@knock.com	Crystal
Le Tote	3	James Jarvis	Finance Manger		james@letote.com	Rakesh Tondon	rakesh@letote.com	Crystal
Madison Reed	3	Carrie Kalinowski	CFO	(480) 710-1129	carrie@madison-reed.com	Amy Errett	amy@madision-reed.com	Crystal
Matterport	2	JD Fay	CFO	650-464-8939	jdfay@matterport.com			Nader
Nexus	3	Conor Cafferty	Sr Director of Finance	703-524-9101	CCafferty@nexussystems.com			Nader
Ohm Connect	3	Cadir Lee	President	650-464-6656	cadir@ohmconnect.com			Nader
Oto Analytics	3	Tony Grimminck	CFO	212.518.1307	tony@womply.com			Nader
Pendulum		Mohan Iyer	COO	(480) 314-0790	mohan.iyer@wholebiome.com			Jon
Project Frog	2	Fernando Mazzuca	Controller	(415) 814-8513	mazzuca@projectfrog.com	Sam Rabinowitz	srabinowitz@projectfrog.com	Gerry
Qubed	2	Ankit Dhir	COO	724-980-9040	ankit@yellowbrick.co			Nader
RapidMiner	3	Simon Zilberman	Sr Director of Finance	617-981 6938	szilberman@rapidminer.com			Nader
RoBotany		Austin Webb	CEO	(412) 729-2687	Austin.webb@robotany.ag			Crystal
Seaon	4,5	Warren Carsey	President	(928) 853-2911	warren@seaonglobal.com			Crystal
SQL	3	Steve Krol	VP of Finance	(704) 604-3154	skrol@sentryone.com	Lang Leonard	lleonard@sentryone.com	Crystal
STS Media	3	Kris Antonelli	VP of Finance		kris@acceleratefp.com			Nader
Sun Basket	3	Marc Friend	CFO	650.270.3232	marc@sunbasket.com			Nader
Unitas	3	Michael Park		(213) 785-6200	michael.park@unitasglobal.com	Janet Kim	Janet.Kim@unitasglobal.com	Crystal
Untuckit	3	Derek Browe	CFO	(917) 291-0421	d.browe@untuckit.com	Nick Gargiulo	n.gargiulo@untuckit.com	Crystal
Vertical Communicatins	2	Peter Bailey	CEO		pbailey@vertical.com	Hunter Fountain	HFountain@vertical.com	Gerry
Vidsys	3	Maurice Sigleton	President and Acting CEO	(703) 940-5216	msingleton@vidsys.com			Gerry
WorkWell Prevention	2	Kevin Schmidt	CEO		kevin.schmidt@workwellpc.com	Karil Reibold	karilr@comcast.net	Gerry
Zosano	3	Carol Lizak	Controller	(510) 745-1200	clizak@zosanopharma.com	Greg Kitchner	gkitchener@zosanopharma.com	Crystal

EXHIBIT B

LIQUIDATION REPORT

Asset	Liquidation proceeds	Expenses incurred and to be reimbursed to the Servicer	Any loss incurred in connection with the liquidation

B-1

EXHIBIT C

MONTHLY SERVICER REPORT

[see attached]

C-1

TRINITY FUNDING 1, LLC, TRINITY FUNDING 2, LLC, TRINITY FUNDING 3, LLC, TRINITY CAPITAL FUND II, L.P., AND TRINITY CAPITAL FUND III, L.P.,

Monthly Servicer's Report

Originator:

Borrower:

Servicer: Trinity Management IV, LLC

Cut-off Date:	July 31, 2019 Days: 31
Prior Month Cut-Off:	June 30, 2019 Period: 1

AGING SCHEDULE:

		UNITS	BALANCE	%
Current		-	-	0.00%
1-30 days past due		-	-	0.00%
Current Period Deliquency	31-60 days past due	-	-	0.00%
	61-90 days past due	-	-	0.00%
	91-120 days past due	-	-	0.00%
Total Outstanding Asset Amount		-	-	0%

Ineligible Receivables	31+ days past due	-	-	0.00%
	Other Ineligible Receivables	-	-	0.00%
TOTAL ELIGIBLE ASSET AMOUNT		-	-	0%
Total Eligible Assets		-	-	0%

CALCULATION OF REQUIRED PRINCIPAL

Prior Month Balance		-
Prior Month Ineligible		-
Previous Mo Eligible Balance		-
Intra-Period Sales		-
Intra-Period Takeouts		-
Scheduled Prin Payments		-
Unscheduled Prin Payments		-
Other Adjustments		-
Liquidated Receivables		-
Ending Balance		-
Ineligible		-
Excess Concentration		-
Ending Aggregate Eligible Asset Amount		-

CALCULATION OF AVAILABLE FUNDS

Principal Collections during the Period:				-
Collections for Accounts Previously Charged Off or Paid Off:				-
Interest, F Fees Collected and Adjustments during the Period:				-
Interest on Collection Account				-
TOTAL COLLECTIONS DURING THE PERIOD (AVAILABLE FUNDS):				-
Excess Reserve deposited to Collections Account				-

TOTAL AVAILABLE FUNDS:				-

PAYMENT WATERFALL

Total Available Funds				-
LESS: Paying Agent Fee				-
LESS: Backup Servicer Fee
LESS: Custodial Fee				-
LESS: Servicer Fee				-
LESS: Interest and Hedge Amounts				-
LESS: Non-Use Fee				-
LESS: Borrowing Base Definiciency
LESS: Hedge Counterparty				-
LESS: Reserve Account Requirement				-
LESS: Hedge Reserve Account Requirements				-
LESS: Amortization Period Lender Obligations				-
LESS: Lender Fees and Expenses				-
LESS: All Other Obligations				-
LESS: Service Provider Indemnities				-
LESS: Other unpaid Servicer fees				-
LESS: Principal Prepayments				-
Remaining Funds:				-

LESS: Remaining Funds to Borrower:				-
Ending Balance				-

TRINITY FUNDING 1, LLC, TRINITY FUNDING 2, LLC, TRINITY FUNDING 3, LLC, TRINITY CAPITAL FUND II, L.P., AND TRINITY CAPITAL FUND III, L.P.,

Monthly Servicer's Report

Originator:

Borrower:

Servicer: Trinity Management IV, LLC

PERFORMANCE TRIGGER EVENT:

Rolling Average Default Rate

Current	Prev Month	Prior Month
Loss %	Loss %	Loss %
0.00%	0.00%	0.00%

3 Month	Trigger		Trigger
Avg	Amort Event	Violation	EOD Event	Violation
0.00%	2.50%	NO	4.00%	NO

Rolling Average Delinquency Ratio

Current	Prev Month	Prior Month
DQ %	DQ %	DQ %
0.00%	0.00%	0.00%

3 Month	Trigger		Trigger
Avg	Amort Event	Violation	EOD Event	Violation
0.00%	10.00%	NO	12.50%	NO

Excess Spread

Interest Proceeds	Hedge Proceeds	Priority of Payments (i and ii)	Total
0.00	0.00	0.00

Aggregate Outstanding		Trigger
Asset Amount	Excess Spread Ratio	Amort Event	Violation
0.00	0.00%	5.00%	NO

Gross Excess Spread

WA Interest Rate	Interest Distribution	Third Party Fees	Net Hedge Payment	Total
0.00	0.00	0.00	0.00

Aggregate Outstanding Asset Amount	Excess Spread Ratio	Hedge Reserve Trigger	Hedge Trigger	Violation
0.00	0.00%	6.00%	5.00%	NO

Eligbility Criteria

	TRINITY CAPITAL FUND III
	Eligbility Criteria	Ineligible Balance
Minimum Interest Rate	7.00%
Maximum LTV	45.00%
Maximum Original Term	60
Maximum IO Period	24
Maximum Principal Amount	$25,000,000.00
Maximum Senior LTV Ratio	30.00%
Initial Credit Rating	60.00%
Minimum Risk Rating	2

Concentration Limits

	TRINITY CAPITAL FUND III Serviced Portfolio
			Trigger	Violation
% for Top Single Obligor	0.00%	<=	10.00%	NO
% for Top 5 Obligors	0.00%	<=	35.00%	NO
WA Interest Rate	0.00%	<=	10.00%	NO
WA LTV	0.00%	<=	35.00%	NO
% for Single Industry Group	0.00%	<=	25.00%	NO
% for Top 5 Industry Groups	0.00%	<=	50.00%	NO
% for Second Lien Loans	0.00%	<=	50.0%	NO
% of of Second Lien Loans with [ ] Senior
LTV and [ ] Aggregate LTV	0.00%	<=	10.00%	NO
% for Assets with less than 2 score	0.00%	<=	10.00%	NO
Foreign Exposure	0.00%	<=	5.00%	NO

TRINITY FUNDING 1, LLC, TRINITY FUNDING 2, LLC, TRINITY FUNDING 3, LLC, TRINITY CAPITAL FUND II, L.P., AND TRINITY CAPITAL FUND III, L.P.,

Monthly Servicer's Report

Originator:

Borrower:

Servicer: Trinity Management IV, LLC

FINANCIAL COVENANTS:

	Pre-BDC	Post BDC	Actual
Leverage Ratio	1.50	1.50	PASS
Debt
Tangible Net Worth

Tangible Net Worth	150,000,000	300,000,000	PASS

Liquidity - Unrestricted Cash	10,000,000	15,000,000	PASS

RESERVE ACCOUNT RECONCILIATION AND OTHER SUMMARY:

RESERVE ACCOUNT:	Reserve Account	Hedge Reserve Account
Required Reserve Account	-	-

Beg bal	-	-

Current Month Interest received in reserve account	-	-

Ending bal	-	-

Required transfer to/(release from) Account	-	-
Required Ending Balance	-	-

FUNDINGS:

CS
Commitment Amount	200,000,000.00
Borrowing Base	-
Loan Balance as of [ ]	-
Available Credit	-

Ending Balance on
Date of Distribution	Beg. Balance	Funding/(Paydown)	Settlement Date
	-	-	-
	-	-	-
	-	-	-
	-	-	-

Borrowing Base		-

EXHIBIT D

OFFICER'S CERTIFICATE

The undersigned, a Responsible Officer of Trinity Management IV, LLC (the “Servicer”), based on the information available on the date of this Certificate, does hereby certify as follows:

1.       I am a Responsible Officer of the Servicer who has been authorized to issue this officer's certificate on behalf of the Servicer.

2.       I have reviewed the data contained in the Monthly Servicer Report for the Collection Period ended             ,              and the computations reflected in the Monthly Servicer Report attached hereto as Schedule A are true, correct and complete.

All capitalized terms used herein but not defined herein shall have the meaning ascribed to them in the Credit Agreement.

Trinity Management IV, LLC

By:
Name:
Title:

Date:

D-1

EXHIBIT E

MONTHLY DATA TAPE

[see attached]

E-1

Company	NAICS Code	NAICS 4	Industry (change to be the NAICS 4)	Total Funded	Underwritten XIRR	Fund II Outstanding Principal	Fund III Outstanding Principal	Fund IV Outstanding Principal

Total

Principal Outstanding (excluding Final Payment)	Total Payments Received (across all funds)	Future Expected Payments (across all funds)	Remaining Commitment	1st on Equip	Blanket 1st	Blanket 2nd	Additional Other	Initial rating	Risk Ratings	Original Term	Original IO	Final Payment	Final Payment %	Cash Life	Senior Lender	Nature of Facility	Sr. Debt Limit	Total 1st Position Debt Drawn	Total Debt Outstanding	Date of financials used

Modified (Y/N)	Increase in facility	Restructure alongside new Equity	Runway extension - Performing Credits	Lower Payment - Cash Constrained Credit	Other (senior lender change, etc.)	Modification Specifics	Date of most recent Equity Funding	Most recent Equity Funding	Most Recent Post Money Valuation	Trinity EV Estimate

D&P value	Loan,Lease	Foreign Exposure	Lease Equipment	LTV (senior)	Senior + Trinity	Outstanding Debt LTV	Amortization	Warrants	Royalty Fee	IP Rights

EXHIBIT F

SERVICER’S RISK POLICY AND PROCEDURES

[see attached]

F-1

ASSET SERVICING PROCESS AND PROCEDURES

1.0	Scope. The scope of this document is to specify the processes used by Trinity Capital Investment Inc. (“Trinity” or “the Company”) in the servicing of its portfolio assets. Servicing activities include (but are not necessarily limited to) collection of monthly payments, release of follow-on fundings after an initial close, loan modifications, and specific servicing actions related to non-performing assets.

2.0	Ownership and Responsibilities

2.1	Servicing Process Ownership. The Chief Credit Officer of the Company is responsible for the ownership of this Asset Servicing Process.

2.2	Investment Committee Approval. The Company’s Investment Committee must approve any changes to this Asset Servicing Process that modify the rights or responsibilities of the Investment Committee in the servicing process as described herein.

2.3	Servicing Process Activities.

2.3.1	The Company’s Finance team is primarily responsible for collection of monthly payments as outlined in this Asset Servicing Process.

2.3.2	The Company’s Portfolio Management team is primarily responsible for all other servicing activities as outlined in this Asset Servicing Process.

3.0	Definitions. The following terms are used in this Asset Servicing Process:

3.1	Loan and Security Agreement (“LSA”). The legal agreement signed between Trinity and a Portfolio Company which sets the terms of the Term Loan.

3.2	Master Lease Agreement (“MLA”). The legal agreement signed between Trinity and a Portfolio Company which sets the terms of the Lease.

3.3	Loan to Value (“LTV”). The ratio of the sum of the outstanding amounts of Senior Debt and Trinity debt, divided by the Portfolio Company’s Enterprise Value.

3.4	Enterprise Value (“EV”). The value of the Portfolio Company, as determined by one of several methods, including in order of preference: (i) the price paid by equity investors in the last financing round; (ii) an estimate made by Trinity and validated by a third-party opinion from an established valuation firm; (iii) the valuation as determined by a recent (within 12 calendar months) portfolio company 409(a) valuation; or (iv) an estimate made by Trinity without third-part validation.

3.5	Senior Lender. A financial institution which has provided Senior Debt to a Portfolio Company.

3.6	Term Loan (“Loan”). A financing made to a Portfolio Company by Trinity or a Senior Lender that follows a defined monthly repayment schedule and is most often secured by a lien on all Portfolio Company assets.

3.7	Revolving Line of Credit (“Revolver”). A financing made to a Portfolio Company, typically by a Senior Lender, which offers credit availability based on the Portfolio Company’s monthly performance, often including revenue or bookings, and which typically allows for flexible repayment by the Portfolio Company within defined guidelines.

3.8	Asset Based Line of Credit (“ABL”). A financing made to a Portfolio Company, typically by a Senior Lender, which offers credit availability based on company assets, often including accounts receivable, inventory, or work-in-process (WIP), and which typically allows for flexible repayment by the Portfolio Company within defined guidelines.

3.9	Senior Debt. Indebtedness held by a portfolio company which is senior in lien position to obligations owed by the portfolio company to Trinity. Senior debt may take the form of a Term Loan, Revolver, or ABL.

3.10	Investment Committee (“IC”). A working group within Trinity which is ultimately responsible for all decisions related to financings made to portfolio companies.

3.11	Portfolio Company. A company to which Trinity has provided a Term Loan or Lease.

3.12	Investment Underwriting Report (IUR). The formal report issued by Trinity’s underwriting team to the Investment Committee for approval in order to complete a Term Loan or Equipment Lease Financing.

3.13	Equipment Lease Financing (“Lease”). A financing made by Trinity to a Portfolio Company in which Trinity’s primary security interest is typically a first lien position on specific Portfolio Company equipment assets.

3.14	Interest-Only Payment (“IO Payment”). A payment on a Term Loan which is equal to the interest accrued on the loan principal balance during the prior month.

3.15	IO Period. A period of time, typically at the beginning of a Term Loan, when the scheduled loan payments are Interest-Only payments.

3.16	Term. The total duration of the Portfolio Company’s Term Loan or Lease financing transaction with Trinity, typically expressed in months.

3.17	Follow-on Fundings. Funding to a Portfolio Company described in an IUR, approved by the IC, and included in an LSA or MLA to a Portfolio Company which are undrawn after at least a first loan closing.

3.18	Risk Rating. An assessment made on a quarterly basis by Trinity’s portfolio management team which assesses the relative credit risk posed to Trinity by a Portfolio Company. The quarterly risk rating will place the Portfolio Company into one of the following categories (in order of least-to-highest risk): very strong performance, strong performance, performing, watch, work-out.

4.0	Servicing Process Activities

4.1	Collection of Monthly Payments from Portfolio Companies

4.1.1	At least 5 business days prior to the payment date (the first business day of each calendar month or the next business day following a weekend or holiday), the Finance team will provide a schedule of payments for the upcoming payment period.

4.1.2	The Portfolio team will review the schedule of payments and advise of any errors, omissions, or exceptions that are proposed.

4.1.3	Within 2 business days of the payment date, the Finance team will send invoices to each Portfolio Company with the details of the upcoming payment.

4.1.4	Within 2 business days of the payment date, the Finance team will prepare and release the ACH debit transactions to the Bank by 9:00 pm EST in order for the scheduled payments to be pulled from the Portfolio Companies the following day.

4.1.5	Within 2 business days of the payment date, the Finance team will prepare wire transfers from the lead fund to the co-invested funds for their participation payments. These transfers will occur on the same day that funds are pulled from the Portfolio Companies.

4.1.6	Within 5 business days following the payment date, the Finance team will verify that all scheduled payments have been made and note any exceptions to the attention of the Portfolio team.

4.1.7	If a Portfolio Company payment is returned due to insufficient funds, the Portfolio team will determine whether to re-pull the payment. If the payment will not be re-pulled, the participation payment/s will be returned to the lead fund. If a revised payment will be pulled, the participation payment/s will be re- calculated, and the net amount/s will be returned to the lead fund.

4.2	Release of Follow-on Fundings

4.2.1	Term Loans. Release of Follow-On Fundings for Term Loans requires IC Approval. The IC, in its sole discretion, may consider numerous factors in its decision, including but not limited to the Portfolio Company’s financial performance, equity investor support, management team quality, Risk Rating, the amount of the Follow-On Funding, overall portfolio health and concentration, as well as other factors at the discretion of the IC.

4.2.2	Leases. Release of Follow-On Fundings for Leases requires IC Approval except as outlined in section 4.2.2.1 below. The IC, in its sole discretion, may consider numerous factors in its decision, including but not limited to the Portfolio Company’s financial performance, equity investor support, management team quality, Risk Rating, the amount of the Follow-On Funding, overall portfolio health and concentration, as well as other factors at the discretion of the IC.

4.2.2.1	Chief Credit Officer (“CCO”) Approval. The CCO may approve Follow-On Fundings for Leases without full Investment Committee approval, provided that:

•	The follow-on Funding is in accordance with an approved IUR.
•	Credit risk rating is performing or higher.
•	The Portfolio Company is in compliance with all covenants specified by the Senior Lender, if applicable.
•	Funds to be released do not exceed $2M if timing of the release is within 6 months from initial IUR approval.
•	Funds to be released do not exceeding $1M if timing of the release is greater than 6 months but less than 12 months from initial IUR approval.

4.3	Modifications. Portfolio Companies may request modifications to the terms of their obligations to Trinity under the LSA or MLA. The most common reasons for modification requests include the following:

•	Increases to the amount of a Term Loan or Equipment Lease
•	Modifications of payment terms defined in the LSA or MLA
•	Modifications of LSA or MLA terms related to Senior Debt

4.3.1	Increases in the amount of a Term Loan or Lease. Increases in the amount of a Term Loan or Lease to an existing Portfolio Company beyond the amount defined in the LSA or MLA requires IC approval. Normally, this will involve resubmission through the underwriting process. The IC in its sole discretion may waive the requirement for full re-submission through the underwriting process.

4.3.2       Modifications to payment terms. Modifications to payment terms of a Term Loan requires IC approval except as noted in section 4.3.3 below. The IC, in its sole discretion, may consider numerous factors in its decision, including but not limited to: the business purpose of the request, the duration of reduced payment terms, whether the overall loan term is extended, the risk rating of the Portfolio Company, the amount and timing of concurrent equity financing, if any, and the LTV of the Term Loan.

4.3.2.1 CCO Approval without Full IC Approval. The CCO may approve modifications to payment terms for Term Loans, without full Investment Committee approval, provided that:

•	The added IO Period is 3 months or less if Term is extended; 6 months or less if Term not modified

•      Trinity receives at least IO payments during the time of the restructure

•       Credit risk rating is at least performing

•	The Portfolio Company is in compliance with all covenants specified by the Senior Lender, if applicable.

•       Back-to-back CCO-only approvals are not permitted

4.3.3       Modifications to Senior Debt. Modifications to LSA or MLA terms related to Senior debt require IC approval except as noted in this section. The IC, in its sole discretion, may consider numerous factors in its decision, including but not limited to: the specific request and the underlying business purpose, the identity of the Senior Lender, the risk rating of the Portfolio Company, the amount and timing of concurrent equity financing, if any, and the LTV of the Term Loan.

4.3.3.1 CCO Approval without Full IC Approval. The CCO may approve modifications to LSA or MLA terms related to Senior debt, provided that:

•      Any increase to senior debt is no more than 25% of existing debt up to

$1M max additional debt.

•      Credit risk rating is at least performing.

•      Senior Lender is one of the following: Western Alliance Bank, Pacific

Western Bank, Silicon Valley Bank, Comerica Bank.

•	The Portfolio Company is in compliance with all covenants specified by the Senior Lender, if applicable.

4.4 Servicing of Non-Performing Financings

4.4.1       Late Payment. The monthly payment on a Loan or Lease is considered late if it has not been received within five (5) business days of the scheduled payment date, unless otherwise specified in the applicable LSA or MLA. In the event of a late payment, the Portfolio Manager will contact the Portfolio Company to understand the reason for the late payment, and to attempt to receive the payment as quickly as possible. If payment is not immediately forthcoming, the Portfolio Manager, with CCO approval, may provide the Portfolio Company with a forbearance period extending no further than the date of the next scheduled payment.

4.4.2       Delinquent Accounts. The Portfolio Company is considered delinquent if a monthly payment has not been received within 30 days of its due date, and the repayment terms have not been modified in accordance with Section 4.3 of this Servicing Agreement. Once a Portfolio Company has reached Delinquent status, the Portfolio Manager should pursue one of the following options:

4.4.2.1 Modification. A modification to payment terms may be made in accordance with Section 4.3 of this Servicing Agreement.

4.4.2.2 Forbearance. With CCO approval, an extended forbearance period may be provided, during which time Trinity agrees to refrain from exercising its right to declare default under the terms of the MLA or LSA.

4.4.2.3 Default. A declaration of default may be made in accordance with Section 4.4.3 of this Servicing Agreement.

4.4.3       Defaulted Loans or Leases. Loans or Leases deemed to be in ‘default’ status are those where (i) an ‘Event of Default’ has taken place as defined in the LSA or MLA, and Trinity has formally notified the Portfolio Company that it has been declared in default, or (ii), any Loan or Lease which has one or more payments that are at least 120 days past due. CCO approval is required to declare a Portfolio Company to be in default. IC approval is required to declare default if the event of default is based on a Material Adverse Change in provision in an LSA or MLA.

4.4.4       Recovery Actions. On Defaulted Loans or Leases as described in Section 4.4.3 herein, the Portfolio Manager should submit an action plan to the IC within 60 days of the Default. Notwithstanding the foregoing, an action plan submission to IC will not be required should the Borrower cure the Default during the 60 day period. The action plan will normally include one of the following strategies:

4.4.4.1 Foreclosure. Trinity may initiate foreclosure proceedings, in which it will take ownership of a Portfolio Company or a portion of its assets.

4.4.4.2 Liquidation. In this approach, the Portfolio Company will sell all or substantially all of its assets, in order to repay Trinity all or some of its monies owed. If allowed by law, the Portfolio Company may elect to do so under an Assignment for the Benefit of Creditors (ABC) structure, in order to maximize the proceeds available to its creditors, including Trinity, while protecting its officers and directors from liability.

4.4.4.3 Net Recovery. In this approach, the Defaulted Portfolio Company will remain as an ongoing concern and define a recovery plan in which Trinity can be repaid all or some of its monies owed over time.

EXHIBIT G

FORM OF ASSUMPTION AGREEMENT

This SERVICING ASSUMPTION AGREEMENT (this “Agreement”), dated as of [ ], is entered into by and between TRINITY MANAGEMENT IV, LLC, a Delaware limited liability company (“Trinity Management”), as servicer, (in such capacity, the “Servicer”), and TRINITY CAPITAL INC., a Maryland corporation (the “BDC”), as successor servicer (in such capacity, the “Successor Servicer”) under the Servicing Agreement, dated as of January 8, 2020 (the “Servicing Agreement”), among the Servicer, Trinity Funding 1, LLC (“SPE 1 Borrower”), Trinity Funding 2, LLC (“SPE 2 Borrower”), Trinity Funding 3, LLC (“SPE 3 Borrower” and together with SPE 1 Borrower and SPE 2 Borrower, the “SPE Borrowers”), Trinity Capital Fund II, L.P. (“Fund II”) and Trinity Capital Fund III, L.P. (“Fund III” and together with Fund II, the “Funds”, and the Funds and the SPE Borrowers, each a “Borrower” and collectively, the “Borrowers”), Wells Fargo Bank, National Association (“Wells Fargo”), a national banking association, as back-up servicer (the “Back-Up Servicer”), and Credit Suisse AG, New York Branch, as agent (the “Agent”). Capitalized terms used but not defined herein shall have the meanings specified in the Servicing Agreement.

RECITALS

WHEREAS, Trinity Management is the initial Servicer of the Assets pursuant to the Servicing Agreement; and

WHEREAS, Section 5.09 of the Servicing Agreement contemplates that upon the occurrence of the merger of the Funds, among others, into the BDC, and upon the execution of this Agreement, the BDC will immediately and without further action step into the role of the initial Servicer under the Servicing Agreement and Trinity Management shall cease to be the Servicer thereunder.

NOW, THEREFORE, in consideration of the foregoing, other good and valuable consideration, and the mutual terms and covenants contained herein, the parties hereto agree as follows:

AGREEMENTS

ARTICLE I

ASSUMPTION OF OBLIGATIONS

Section 1.01. Pursuant to Section 5.09 of the Servicing Agreement, each of Trinity Management and the BDC hereby agrees, as of the date hereof (the “Servicing Assumption Date”) that (a) the BDC will immediately and without further action step into the role of the initial Servicer under the Servicing Agreement, (b) all rights, benefits, fees, indemnities, authority and power of the Servicer under the Servicing Agreement, whether with respect to the Pledged Assets, the Custodian Files or otherwise, shall pass to and be vested in the BDC, (c) the BDC shall be subject to all responsibilities, duties and liabilities of the initial Servicer in its capacity as servicer under the Servicing Agreement and the transactions set forth or provided for therein with respect to servicing of the Pledged Assets whether arising prior to or after the BDC’s appointment as the initial Servicer thereunder and shall be subject to all the responsibilities, duties and liabilities relating thereto placed on the initial Servicer by the terms and provisions thereof, (d) Trinity Management shall be relieved of such responsibilities, duties and liabilities arising after such delivery, and (e) Trinity Management shall cease to be the Servicer under the Servicing Agreement.

G-1

ARTICLE II

REPRESENTATIONS OF THE BDC

Section 2.01. The BDC is a corporation duly organized and existing in good standing under the laws of the State of Maryland.

Section 2.02. The BDC possesses all requisite power and authority to enter into and perform this Agreement and the Servicing Agreement and to carry out the transactions contemplated herein.

Section 2.03. The BDC’s execution, delivery and performance of this Agreement and the Servicing Agreement have been duly authorized, this Agreement has been duly executed and delivered, and each of this Agreement and the Servicing Agreement constitutes the Successor Servicer's legal, valid and binding obligation, enforceable against the Successor Servicer in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency and other legal principles pertaining to creditor's rights.

Section 2.04. Except as otherwise contemplated herein, no material consent or approvals are required in connection with the execution, delivery and performance by the BDC of this Agreement and the Servicing Agreement.

Section 2.05. The execution, delivery and performance by the BDC of this Agreement and the Servicing Agreement will not (i) violate any Law applicable to the BDC or (ii) result in any breach of, or constitute any default under, any contractual obligation of the BDC, which breach or default would result in a material adverse effect on the BDC.

ARTICLE III

MISCELLANEOUS

Section 3.01. This Agreement may not be assigned by the BDC or Trinity Management. This Agreement shall be construed in accordance with the laws of the State of New York and the obligations, rights, and remedies of the parties under this Agreement shall be determined in accordance with such laws. This Agreement may be executed in counterparts, each of which shall be an original, but all of which together shall constitute one and the same instrument.

Section 3.02. The parties hereto acknowledge and agree that the Borrowers and the Agent shall be third-party beneficiaries of the provisions of this Agreement.

Section 3.03. The parties hereto acknowledge and agree that to the extent the provisions of this Agreement conflict with the provisions of the Servicing Agreement, the provisions of the Servicing Agreement shall control.

[Signature Pages Follow]

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective officers as of the day and year first above written.

TRINITY MANAGEMENT IV, LLC

By:
Name:
Title:

TRINITY CAPITAL INC.

By:
Name:
Title:

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